AGREEMENT AND PLAN

                     OF REORGANIZATION AND MERGER

                             By and Among


                     UNITED FEDERAL SAVINGS BANK,

                             TRIANGLE BANK

                                  and

                        TRIANGLE BANCORP, INC.



                             March 4, 1998

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                           TABLE OF CONTENTS

ARTICLE I. AGREEMENT TO MERGE ..............................................  2

  1.01.        Names of Merging Corporations................................  2
  1.02.        Nature of Transaction........................................  2
  1.03         Effect of Merger; Surviving Corporation......................  2
  1.04.        Assets and Liabilities of United Federal.....................  2
  1.05.        Conversion and Exchange of Stock.............................  2
          a.   Conversion of United Federal Stock...........................  2
          b.   Exchange Procedures..........................................  4
          c.   Treatment of  Fractional Shares..............................  4
          d.   Surrender of Certificates....................................  4
          e.   Antidilutive Adjustments.....................................  5
          f.   Lost Certificates ...........................................  5
          g.   Treatment of United Federal's Stock Options..................  5
          h.   Outstanding Triangle Stock...................................  6
  1.06.        Articles, Bylaws and Management..............................  6
  1.07.        Closing; Articles of Merger; Effective Time..................  6

ARTICLE II.  REPRESENTATIVES AND WARRANTIES
   OF UNITED FEDERAL........................................................  7

  2.01.        Organization; Standing; Power................................  7
  2.02         Capital Stock................................................  7
  2.03         Principal Shareholders.......................................  8
  2.04         Subsidiaries.................................................  8
  2.05         Convertible Securities, Options, Etc.........................  8
  2.06         Authorization and Validity of Agreement......................  8
  2.07         Validity of Transactions; Absence of Required Consents
                 or Waivers.................................................  9
  2.08         United Federal Books and Records.............................  9
  2.09         United Federal Reports.......................................  9
  2.10         United Federal Financial Statements.......................... 10
  2.11         Tax Returns and Other Tax Matters............................ 10
  2.12         Adverse of Material Changes or Certain Other Events.......... 11
  2.13         Absence of Undisclosed Liabilities........................... 11
  2.14         Compliance with Existing Obligations......................... 11
  2.15         Litigation and Compliance with Law........................... 11
  2.16         Real Properties.. ........................................... 12
  2.17         Loans, Accounts, Notes and Other Receivables................. 13
  2.18         Securities Portfolio and Investments......................... 14
  2.19         Personal Property and Other Assets........................... 14
  2.20         Patents, Trademarks and Licenses............................. 14
  2.21         Environmental Matters........................................ 14
  2.22         Absence of Brokerage or Finders Commissions.................. 16

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


  2.23         Material Contracts........................................... 16
  2.24         Employment Matters; Employee Relations....................... 17
  2.25         Employee Agreements; Employee Benefit Plans.................. 17
  2.26         Insurance.................................................... 18
  2.27         Insurance of Deposits........................................ 19
  2.28         Affiliates................................................... 19
  2.29         Obstacles to Regulatory Approval, Accounting Treatment or
               Tax Treatment ............................................... 19
  2.30         Disclosure................................................... 19
  2.31         Dissenter's Rights........................................... 19

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDING
  COMPANY AND TRIANGLE ..................................................... 20

  3.01         Organization; Standing; Power ............................... 20
  3.02         Capital Stock................................................ 20
  3.03         Authorization and Validity of Agreement...................... 20
  3.04         Validity of Transactions; Absence of Required Consents
                 or Waivers................................................. 20
  3.05         Holding Company Books and Records............................ 21
  3.06         Holding Company Reports...................................... 21
  3.07         Holding Company Financial Statements......................... 22
  3.08         Absence of Material Adverse Changes.......................... 22
  3.09         Litigation and Compliance with Law........................... 22
  3.10         Absence of Brokerage or Finders Commission................... 23
  3.11         Obstacles to Regulatory Approval, Accounting Treatment
                 or Tax Treatment........................................... 23
  3.12         Disclosure................................................... 23

ARTICLE IV. COVENANTS OF UNITED FEDERAL .................................... 24

  4.01         Affirmative Covenants of United Federal...................... 24
          a.   "Affiliates" of United Federal............................... 24
          b.   Conduct of Business Prior to Effective Time.................. 24
          c.   Periodic Information Regarding Loans and Other Information... 25
          d.   Notice of Certain Changes or Events.......................... 26
          e.   Consents to Assignment of Leases............................. 26
          f.   Further Action; Instruments of Transfer, etc................. 26
          g.   Loan Loss Reserve............................................ 26
          h.   Incentive Compensation....................................... 26
  4.02         Negative Covenants of United Federal......................... 27
          a.   Amendments to Charter or Bylaws.............................. 27
          b.   Change in Capital Stock...................................... 27
          c.   Options, Warrants and Rights................................. 27
          d.   Dividend .................................................... 27
          e.   Employment, Benefit or Retirement Agreement.................. 27

          f.   Increase in Compensation; Additional Compensation............ 27
          g.   Accounting Practices......................................... 28
          h.   Acquisitions; Additional Branch Offices...................... 28
          i.   Changes in Business Practices................................ 28
          j.   Exclusive Merger Agreement................................... 28
          k.   Acquisition or Disposition of Assets......................... 28
          l.   Debt; Liabilities ........................................... 29
          m.   Liens; Encumbrances.......................................... 29
          n.   Waiver of Rights ............................................ 29
          o.   Other Contacts .............................................. 30

ARTICLE V. COVENANTS OF THE HOLDING COMPANY AND TRIANGLE.................... 30

  5.01.        Advisory Board of Directors.................................  30
  5.02.        NYSE Notification of Listing of Additional Shares
                 of Triangle Stock.........................................  30
  5.03.        Notice of Certain Changes of Events.........................  30
  5.04         The Holding Company to Provide Necessary Information........  30

ARTICLE VI. MUTUAL AGREEMENTS .............................................. 31

  6.01.        Shareholders' Meeting; Registration Statement;
                  Proxy Statement/Prospectus................................ 31
          a.   Meeting of Shareholders...................................... 31
          b.   Preparation and Distribution of Proxy Statement/Prospectus... 31
          c.   Registration Statement and "Blue Sky" Approvals.............. 31
          d.   Recommendation of United Federal's Board of Directors........ 32
          e.   Information for Proxy Statement/Prospectus and
                 Registration Statement..................................... 32
  6.02.        Regulatory Approvals......................................... 32
  6.03.        Access....................................................... 32
  6.04.        Costs........................................................ 33
  6.05         Announcements................................................ 33
  6.06.        Environmental Studies........................................ 33
  6.07.        Employees, Severance Payments, Employee Benefits............. 34
          a.   Consulting and Employment Agreements......................... 34
          b.   Employment of United Federal Employees....................... 34
          c.   Severance Payment............................................ 35
          d.   Employee Benefits............................................ 35
  6.08.        Confidentiality.............................................. 36
  6.09.        Reorganization for Tax Purposes.............................. 36
  6.10.        Accounting Treatment......................................... 37
  6.11.        Other Permissible Transactions............................... 37
  6.12.        Dividend Coordination........................................ 37

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


ARTICLE VII. CONDITIONS PRECEDENT TO MERGER................................. 37

  7.01         Conditions to all Parties' Obligations....................... 37
          a.   Approval by Governmental or Regulatory Authorities; No
                 Disadvantageous Conditions................................. 37
          b.   Effectiveness of Registration Statement; Compliance with
                 Securities and Other "Blue Sky" Requirements............... 38
          c.   Adverse Proceedings, Injunction, Etc......................... 38
          d.   Approval by Boards of Directors and Shareholders............. 38
          e.   Fairness Opinions............................................ 38
          f.   Tax Opinion.................................................. 39
          g.   No Termination or Abandonment................................ 39
  7.02         Additional Conditions to United Federal's Obligations........ 39
          a.   Material Adverse Change...................................... 39
          b.   Compliance with Laws......................................... 39
          c. The Holding Company's and Triangle's Representations and Warranties and Performance of Agreements;
                  Officers' certificate..................................... 39
          d.   Legal Opinion of the Holding Company's Counsel............... 40
          e.   Other Documents and Information from the Holding Company..... 40 and Triangle............................................... 40
          f.   Acceptance by United Federal's Counsel....................... 40
  7.03         Additional Conditions to the Holding Company's and
                Triangle's Obligations...................................... 40
          a.   Material Adverse Change...................................... 40
          b.   Compliance with Laws; Adverse Proceedings; Injunction, Etc... 40
          c.   United Federal's Representations and Warranties
                 and Performance of Agreements; Officers' Certificates...... 40
          d.   Agreements from United Federal Affiliates.................... 41
          e.   Accounting Treatment......................................... 41
          f.   Legal Opinion of United Federal's Counsel.................... 41
          g.   Other Documents and Information from United Federal.......... 41
          h.   Consents to Assignment of Real Property Leases............... 41
          i    Acceptance by the Holding Company's Counsel.................. 41
          j.   Expenses..................................................... 41
          k.   Tainted Shares............................................... 41
          l.   Mortgage Loan Portfolio...................................... 42

ARTICLE VIII. TERMINATION; BREACH; REMEDIES................................  42

  8.01         Mutual Termination........................................... 42
  8.02         Unilateral Termination....................................... 42
          a.   Termination by the Holding Company........................... 42
          b.   Termination by United Federal................................ 43
  8.03         Breach; Remedies............................................. 44
          a.   Breach of Agreement.......................................... 44

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          b.   Payment of Expenses.......................................... 44

ARTICLE IX.  INDEMNIFICATION................................................ 44

 9.01          Indemnification Following Effective Time..................... 44
 9.02          Procedure for Claiming Indemnification....................... 44

ARTICLE X.  MISCELLANEOUS PROVISIONS........................................ 45

  10.01        "Previously Disclosed" Information:
                 "Material Adverse Effect" ................................. 45
  10.02        Survival of Representations, Warranties, Indemnification and
                 Other Agreements........................................... 45
          a.   Representatives, Warranties and Other Agreements............. 45
          b.   Indemnification.............................................. 46
  10.03        Waiver....................................................... 46
  10.04        Amendment.................................................... 46
  10.05        Notice....................................................... 46
  10.06        Further Assurance............................................ 47
  10.07        Headings and Captions........................................ 47
  10.08        Entire Agreement............................................. 47
  10.09        Severability of Provisions................................... 47
  10.10        Assignment................................................... 47
  10.11        Counterparts................................................. 47
  10.12        Governing Law................................................ 47
  10.13        Inspection................................................... 48

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  By and Among
                          UNITED FEDERAL SAVINGS BANK,
                                  TRIANGLE BANK
                                       and
                             TRIANGLE BANCORP, INC.

     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called "Agreement") entered into as of the 4th day of March, 1998, by and among UNITED FEDERAL SAVINGS BANK ("United Federal"), TRIANGLE BANK ("Triangle") and TRIANGLE BANCORP, INC. (the "Holding Company").

     WHEREAS, United Federal is a federally-chartered savings bank with its principal office and place of business located in Rocky Mount, North Carolina, and,

     WHEREAS, Triangle is a North Carolina banking corporation with its principal office and place of business located in Raleigh, North Carolina and also is the wholly-owned subsidiary of the Holding Company, a North Carolina business corporation with its principal office and place of business located in Raleigh, North Carolina; and,

     WHEREAS, the Holding Company and United Federal have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for United Federal to merge with and into Triangle (the "Merger") with the effect that each of the outstanding shares of United Federal's common stock will be converted into newly issued shares of the Holding Company's common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

     WHEREAS, to effectuate the foregoing, the Holding Company, Triangle and United Federal desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

     WHEREAS, while United Federal's Board of Directors has approved this Agreement, United Federal has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein; and,

     WHEREAS, the Holding Company's and Triangle's Boards of Directors have approved this Agreement and the transactions described herein, including the issuance by the Holding Company of shares of its common stock to United Federal's shareholders to effectuate such transactions.

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the Holding Company, Triangle and United Federal hereby adopt and make this Agreement and mutually agree as follows:

                          ARTICLE I. AGREEMENT TO MERGE

     1.01. Names of Merging Corporations. The names of the corporations proposed to be merged are UNITED FEDERAL SAVINGS BANK ("United Federal") and TRIANGLE BANK ("Triangle").

     1.02. Nature of Transaction. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.07. below), United Federal shall be merged into and with Triangle (the "Merger").

     1.03. Effect of Merger; Surviving Corporation. At the Effective Time, by reason of the Merger the separate corporate existence of United Federal shall cease while the corporate existence of Triangle as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Triangle shall operate as the wholly-owned banking subsidiary of the Holding Company and, as a North Carolina banking corporation, will continue to conduct its business at the then legally established branches and main offices of Triangle and United Federal. The duration of the corporate existence of Triangle, as the surviving corporation, shall be perpetual and unlimited.

     1.04. Assets and Liabilities of United Federal. At the Effective Time and by reason of the Merger, all of United Federal's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account including the liquidation account established by United Federal in connection with its conversion to the stock form of organization, all other choses in action and all and every other interest of or belonging to or due to United Federal, whether tangible or intangible) shall be transferred to and vest in Triangle, and Triangle shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of United Federal, all without any conveyance, assignment or further act or deed; and Triangle shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of United Federal as of the Effective Time.

     1.05. Conversion and Exchange of Stock.

     a. Conversion of United Federal Stock. At the Effective Time, all rights of United Federal's shareholders with respect to all then outstanding shares of United Federal's common stock ($0.01 par value) ("United Federal Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) each such outstanding share of United Federal Stock (other than any shares held by the Holding Company) shall be converted, without any action on the part of the holder of such share, the Holding Company, Triangle or United Federal, into 0.63 (the "Exchange Rate") newly issued shares of the Holding Company's no par value common stock ("Triangle Stock"), provided, however, that in the event the average closing sales price of Triangle Stock for the twenty (20) trading days preceding a date three (3) business days before the Effective Time (the "Average Closing Price") is between $28.00 and $31.75, the Exchange Rate shall be increased to provide a per share value of not less than $20.00 for each share of United Federal Stock, and in the event the Average Closing Price of Triangle Stock is between $38.27 and $42.00, the Exchange Rate shall be decreased to provide a per share value of not more than $24.11, and provided further that in the event the Average Closing Price of Triangle Stock is less than $28.00 or is greater than $42.00, either party, at its option and without penalty, may terminate this Agreement (except the Holding Company in the event provided below), provided that in the event either party does not so terminate this Agreement, the Agreement shall remain in effect; and provided further that, after determining the Exchange Rate required by the Average Closing Price of Triangle Stock, the Exchange Rate shall be adjusted in the following manner: (i) if between January 1, 1998 and a date five (5) business days prior to the
Closing charge-offs by United Federal (net of recoveries) for all loans (excluding any charge-offs for Pea Island) exceed $500,000 the Exchange Rate shall be reduced by .0010 for each $100,000 in charge-offs in excess of $500,000, (ii) if at month-end preceding the Closing non-performing assets of United Federal exceed $2,000,000, the Exchange Rate shall be reduced by .0025 for every $1,000,000 in excess of $2,000,000, on an interpolated dollar-for-dollar basis (for purposes of this clause non-performing assets are defined as all loans (excluding mortgage loans originated by United Federal for sale in the secondary market and mortgage loans which are guaranteed by the FHA or VA) which are over ninety (90) days delinquent, on non-accrual status, or for which the borrower has filed a petition for relief under the United States Bankruptcy Code, and all other collateral property received under loan arrangements currently held for resale), or (iii) if on a date five (5) business days prior to the Closing the loan loss reserve of United Federal is less than the sum of $2,900,000 plus one and one-half percent (1.5%) for every dollar in total loan growth over the December 31, 1997 level of $254,000,000, the Exchange Rate shall be reduced by .0025 for every $250,000 shortfall in the loan loss reserve (excluding any write-off of Pea Island loans) on an interpolated dollar-for-dollar basis; then if the aggregate reduction caused by clauses (i),
(ii) and (iii) above is less than or equal to .0025, the Exchange Rate shall not be adjusted, but if the aggregate reduction is greater than .0025 the Exchange Rate shall be adjusted, provided that in the event the adjustment provided for herein causes the Exchange Rate (i) to decrease by more than one (1) basis point, either party hereto at its option and without penalty may terminate this Agreement, provided that in the event that either party does not so terminate this Agreement, this Agreement shall remain in effect, or (ii) to yield a per share dollar value to a holder of United Federal Stock of less than $20.00, United Federal may terminate this Agreement at its option and without penalty, provided that in the event that United Federal does not so terminate this Agreement, this Agreement shall remain in effect.

     In the event the Holding Company enters into a binding written agreement to be acquired by a third party which causes the Average Closing Price of Triangle Stock to exceed $42.00, the Holding Company shall not have the right to terminate this Agreement based on the Average Closing Price as provided above. Further, in such event, the Exchange Rate shall be adjusted to yield a per share dollar value to a holder of United Federal Stock of not more than $24.11. In such event, United Federal may still exercise its right to terminate this Agreement as provided in this Paragraph 1.05.a.

     At the Effective Time, and without any action by United Federal, Triangle, the Holding Company or any holder thereof, United Federal's stock transfer books shall be closed as to holders of United Federal Stock immediately prior to the Effective Time and, thereafter, no transfer of United Federal Stock by any such holder may be made or registered; and the holders of shares of United Federal Stock shall cease to be, and shall have no further rights as, shareholders of United Federal other than as provided herein. Following the Effective Time, certificates representing shares of United Federal Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, certificates for the number of whole shares of the Triangle Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein.

     b. Exchange Procedures. As promptly as practicable following the Effective Time, the Holding Company shall cause Registrar and Transfer Company, the transfer agent for Triangle Stock (the "Exchange Agent"), to mail to each former shareholder of United Federal of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of United Federal of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of the Triangle Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

     c. Treatment of Fractional Shares. No scrip or certificates representing fractional shares of Triangle Stock will be issued to any former shareholder of United Federal, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of the Triangle Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of Triangle Stock, the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of United Federal in accordance with their respective interests. For purposes of this Paragraph 1.05.c., the "aggregate market value" of all fractional shares of the Triangle Stock shall be equal to the total of such fractional shares multiplied by the closing sales price of Triangle Stock as quoted on the New York Stock Exchange ("NYSE") (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the third to last trading day preceding the Effective Time (as defined in Paragraph 1.07 below).

     d. Surrender of Certificates. No certificate for any shares, or cash for any fractional share, of Triangle Stock shall be delivered to any former shareholder of United Federal unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of United Federal Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of Triangle Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Triangle, United Federal nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither the Holding Company, Triangle, United Federal nor the Exchange Agent shall be liable to a former holder of United Federal Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     e. Antidilutive Adjustments. If, following the date of this Agreement, the Holding Company shall change the number of outstanding shares of Triangle Stock as a result of a dividend payable in shares of Triangle Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment shall be made to the Exchange Rate so as to appropriately and proportionately increase or decrease the number of shares of Triangle Stock to be issued in exchange for each of the shares of United Federal Stock.

     f. Lost Certificates. Any shareholder of United Federal whose certificate evidencing shares of United Federal Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and the Holding Company).

     g. Treatment of United Federal's Stock Options.

          (i) At the Effective Time, each option or other right to purchase shares of United Federal Stock pursuant to stock options ("United Federal Options") granted by United Federal under the United Federal Savings Bank 1993 Incentive Stock Option Plan and the United Federal Savings Bank 1993 Stock Option Plan for outside Directors (collectively, the "United Federal Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Triangle Stock, and the Holding Company shall assume each United Federal Option, in accordance with the terms of the United Federal Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time (A) the Holding Company and its Compensation Committee shall be substituted for United Federal and the Committee of United Federal's Board of Directors (including, if applicable, the entire Board of Directors of United Federal) administering the United Federal Stock Plans,
     (B) each United Federal Option assumed by the Holding Company may be exercised solely for shares of Triangle Stock, (C) the number of shares of Triangle Stock subject to such United Federal Option shall be equal to the number of shares of United Federal Stock subject to such United Federal Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounding down to the nearest whole share, and (D) the per share exercise price under each such United Federal Option shall be adjusted by dividing the per share exercise price under each such United Federal Option by the Exchange Rate and rounding up to the nearest cent

          (ii) As soon as practicable after the Effective Time, the Holding Company shall deliver to the participants in the United Federal Stock Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the United Federal Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 1.05.a. after giving effect to the Merger). At or prior to the Effective Time, the Holding Company shall take all corporate action necessary to reserve for issuance sufficient shares of Triangle

     Stock for delivery upon exercise of United Federal Options assumed by it in accordance with this Paragraph 1.05.h. As soon as practicable after the Effective Time, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Triangle Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding

          (iii) All restrictions or limitations on transfer with respect to United Federal Stock awarded under the United Federal Stock Plans or any other plan, program, or arrangement of United Federal, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of Triangle Stock into which such restricted stock is converted pursuant to this Agreement.

          (iv) Notwithstanding the foregoing provisions of this Paragraph 1.05.g., in no event shall options to purchase more than 125,500 shares of United Federal Stock be converted into options to purchase Triangle Stock in connection with the transactions contemplated by this Agreement. United Federal agrees to cooperate with the Holding Company to insure the implementation of this Paragraph 1.05.g.

     h. Outstanding Triangle Stock. The status of the shares of Triangle Stock and of shares of common stock of Triangle which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

     1.06. Articles, Bylaws and Management. The Articles of Incorporation and Bylaws of Triangle in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Triangle as the surviving corporation. The officers and directors of Triangle in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

     1.07. Closing; Articles of Merger; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Holding Company in Raleigh, North Carolina, or at such other place as the Holding Company shall designate, on a date specified by the Holding Company (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event later than December 31, 1998). At the Closing, the Holding Company, Triangle and United Federal shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Merger and cause it to become effective, and shall execute Articles of Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Schedule A hereto.

     Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall be effective on the date and at the time (the "Effective Time") designated in the Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; provided, however, that the date and time so specified as the Effective Time shall in no event be later than December 31, 1998. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

     At the Holding Company's option, it may elect to have United Federal become a wholly-owned subsidiary whereby United Federal would convert to a North Carolina chartered commercial bank (the "Bank Conversion") and immediately thereafter merge with an interim commercial bank subsidiary to be established by the Holding Company (the "Interim Merger"), with United Federal being the surviving corporation. Thereafter, the merger of United Federal and Triangle Bank would be effected at a date selected by the Holding Company. If the Holding Company elects such option, the effectiveness of the Bank Conversion would immediately precede the Interim Merger which, when effective, would be the Effective Time. The Interim Merger would be effected pursuant to Plan of Merger substantially in the form of Schedule A. Further, in such event, the provisions of this Article I which require amendment to provide for the Interim Merger shall be deemed to be so amended.

          ARTICLE II. REPRESENTATIONS AND WARRANTIES OF UNITED FEDERAL

     Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to the Holding Company, United Federal hereby makes the following representations and warranties to the Holding
Company:

     2.01. Organization; Standing; Power. United Federal (i) is duly organized and incorporated, validly existing and in good standing as a savings bank under the laws of the United States; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on United Federal; and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on United Federal.

     2.02. Capital Stock. United Federal's authorized capital stock consists of 10,000,000 shares of common stock, $0.01 par value per share. As of February 12, 1998, 3,201,314 shares of United Federal Stock were issued and outstanding, which constitute United Federal's only issued and outstanding securities. Options to purchase 125,500 shares of United Federal Stock are outstanding under the United Federal Stock Plans.

     Each outstanding share of United Federal Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and non-assessable,
(ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirements of an applicable exemption from the registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

     The United Federal Stock is registered with the Office of Thrift Supervision ("OTS") under the Securities Exchange Act of 1934 (the "Exchange Act"); United Federal is subject to the periodic reporting requirements of the Exchange Act as administered by the OTS.

     2.03 Principal Shareholders. No person or entity is known to United Federal to beneficially own, directly or indirectly, more than 5% of the outstanding shares of United Federal Stock.

     2.04 Subsidiaries. United Federal's only subsidiary is First Service Corporation of NC ("First Service"). First Service has one subsidiary, The Eagles Nest Bay Company ("Eagles Nest"), and, other than the ownership of First Service and Eagles Nest, neither United Federal nor First Service owns any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity. First Service's authorized capital stock consists of 3,000 shares of common stock, $100.00 par value per share ("First Service Stock"), of which 2,250 shares are issued and outstanding and constitute the only securities issued by First Service. Eagles Nest's authorized capital stock consists of 100,000 shares of common stock, $1.00 par value per share ("Eagles Nest Stock"), of which 10,000 shares are issued and outstanding and constitute the only securities issued by Eagles Nest. All outstanding shares of First
Service Stock are owned of record and beneficially by United Federal and all outstanding shares of Eagles Nest Stock are owned of record and beneficially by First Service. Each outstanding share of First Service Stock and Eagles Nest Stock (i) has been duly authorized, is validly issued and outstanding, and is fully paid and non-assessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirements of an applicable exemption from registration requirements under the 1933 Act.

     2.05. Convertible Securities, Options, Etc. With the exception of options to purchase an aggregate of 125,500 shares of United Federal Stock which have been issued and are outstanding under the United Federal Stock Plans, neither United Federal, First Service nor Eagles Nest has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of United Federal Stock, First Service Stock or Eagles Nest Stock or any other securities of United Federal, First Service or Eagles Nest, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of United Federal Stock, First Service Stock or Eagles Nest Stock or any other securities of United Federal, First Service or Eagles Nest, or (iii) plan, agreement or other arrangement pursuant to which shares of United Federal Stock, First Service Stock or Eagles Nest Stock or any other securities of United Federal, First Service or Eagles Nest, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     2.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by United Federal's Board of Directors and executed and delivered on United Federal's behalf. Subject only to approval of this Agreement by the shareholders of United Federal in the manner required by law (as contemplated by Paragraph 6.01.a. below), (i) United Federal has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize United Federal to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement has been executed on behalf of United Federal and constitutes a valid and binding agreement of United Federal enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a Material Adverse Effect on United Federal, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by United Federal with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, United Federal's Charter or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which United Federal is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of United Federal's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of United Federal; or (v) interfere with or otherwise adversely affect United Federal's ability to carry on its business as presently conducted.

     No consents, approvals or waivers are required to be obtained from any person or entity in connection with United Federal's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of United Federal's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities as described in Paragraph 7.01.a. below and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on United Federal or its ability to consummate the Merger.

     2.08. United Federal Books and Records. United Federal's books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects United Federal's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of United Federal accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Triangle and its representatives.

     2.09. United Federal Reports. Since January 1, 1992, and where the failure to file has had or could have a Material Adverse Effect on United Federal, United Federal has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the OTS, (ii) the Federal Deposit Insurance Corporation (the "FDIC"), or (iii) any other governmental or regulatory authorities having jurisdiction over United Federal. All such reports, registrations and statements filed by United Federal with the OTS, FDIC, or other such regulatory authority are collectively referred to herein as the "United Federal Reports." As of their respective dates, each United Federal Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and United Federal has not been notified that any such United Federal Report was deficient in any material respect as to form or content. Following the date of this Agreement, United Federal shall deliver to Triangle, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by United Federal with the OTS, the FDIC or any other such regulatory authority.

     2.10. United Federal Financial Statements. United Federal has delivered to Triangle a copy (i) of its balance sheets as of December 31, 1995 and December 31, 1996, and its statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, together with notes thereto (the "United Federal Financial Statements"), and (ii) a copy of its balance sheet as of September 30, 1997 and its statement of operations for the nine months ended September 30, 1997 (the "United Federal Interim Financial Statements"); and, following the date of this Agreement, United Federal promptly will deliver to Triangle all other annual or interim financial statements prepared by or for United Federal. The United Federal Financial Statements and the United Federal Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with United Federal's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects United Federal's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The United Federal Financial Statements have been audited and certified by United Federal's independent certified public accountants, McGladrey & Pullen LLP.

     2.11. Tax Returns and Other Tax Matters. (i) United Federal has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the knowledge of management of United Federal, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against United Federal or its property have been fully paid, and, with respect to any such taxes to become due from United Federal for any period or periods through and including September 30, 1997, adequate provision has been made for the payment of all such taxes and such provision is reflected in the United Federal Financial Statements; (iii) United Federal's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1993, and United Federal has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) United Federal has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of United Federal have been provided for in the United Federal Financial Statements in all material respects.

     2.12. Absence of Material Adverse Changes or Certain Other Events

          (i) Since December 31, 1996, United Federal has conducted its business only in the ordinary course, and there has been no Material Adverse Change in United Federal, and there has occurred no event or development and, to the knowledge of management of United Federal, there currently exists no condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change, in United Federal.

          (ii) Since December 31, 1996, and other than in the ordinary course of its business, including its normal salary review for 1997 and 1998, United Federal has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     2.13. Absence of Undisclosed Liabilities. United Federal has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the United Federal Financial Statements and the United Federal Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since September 30, 1997, and which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in United Federal.

     2.14. Compliance with Existing Obligations. United Federal has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Charter or Bylaws, and any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which it, its business, capital stock or any of its properties or assets may be affected.

     2.15. Litigation and Compliance with Law.

          (i) There are no actions, suits, arbitrations, controversies or other proceedings (or, to the knowledge of management of United Federal, any facts or circumstances which reasonably could result in such), including without limitation any action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the knowledge of management of United Federal threatened, contemplated or probable of assertion, against, relating to or otherwise affecting United Federal or any of its properties or assets which, if determined adversely, could result in liability on the part of United Federal for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a Material Adverse Effect on United Federal or on the ability of United Federal to consummate the Merger;

          (ii) United Federal has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the knowledge of management of United Federal, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

          (iii) United Federal is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the OTS or the
     FDIC) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against United Federal which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of United Federal; and United Federal has not been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

          (iv) United Federal is not in violation or default in any material respect under, and has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by United Federal) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have a Material Adverse Effect on United Federal.

     2.16. Real Properties. United Federal has Previously Disclosed to the Holding Company a listing of all real property owned or leased by United Federal (including United Federal's banking facilities and all other real estate or foreclosed properties owned by United Federal) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which United Federal is a party (the "Real Property Leases"). With respect to all Real Property owned by United Federal, United Federal has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by United Federal or its lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of the lessor, each such Real Property Lease may be assigned to Triangle and the execution and delivery of this Agreement does not constitute an event of default thereunder.

     To the knowledge of management of United Federal, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

     All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and, except as may have been Previously Disclosed pursuant to Paragraph 2.21 below, there does not exist any condition which interferes with United Federal's use or affects the economic value thereof.

     2.17. Loans, Accounts, Notes and Other Receivables.

          (i) All loans, accounts, notes and other receivables reflected as assets on United Federal's books and records (A) have resulted from bona fide business transactions in the ordinary course of United Federal's operations, (B) were made in accordance with United Federal's customary loan policies and procedures, and (C) are owned by United Federal free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          (ii) All records of United Federal regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which United Federal's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in United Federal's records of such loan.

          (iii) Each loan reflected as an asset on United Federal's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan.

          (iv) United Federal has Previously Disclosed to the Holding Company a listing of (A) each loan, extension of credit or other asset of United Federal which, as of September 30, 1997, is classified by the OTS, the FDIC or by United Federal as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which United Federal has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (B) each loan or extension of credit of United Federal which, as of September 30, 1997, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

          (v) To the knowledge of management of United Federal, each of United Federal's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of United Federal's business in an amount which is not less than the amount at which it is carried on United Federal's books and records.

          (vi) United Federal's reserve for possible loan losses (the "Loan Loss Reserve") shown in the United Federal Interim Financial Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements of the OTS and rules and policies of the OTS and the FDIC and, in the best judgment of United Federal's management, is reasonable in view of the size and character of United Federal's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in United Federal's loan portfolio and other real estate owned.

     2.18 Securities Portfolio and Investments. All securities owned by United Federal (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of United Federal to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of United Federal's business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which United Federal is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which United Federal has "purchased" securities under agreement to resell (if any), United Federal has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to United Federal which is secured by such collateral.

     Since September 30, 1997, there has been no significant deterioration or Material Adverse Change in the quality, or any material decrease in the value, of United Federal's securities portfolio.

     2.19. Personal Property and Other Asset. All assets of United Federal (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of United Federal or otherwise used by United Federal in the operation of its business) are owned by United Federal free and clear of all liens, leases, encumbrances, title defects or exceptions to title. All of United Federal's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

     2.20. Patents, Trademarks and Licenses. United Federal owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and, to the knowledge of management of United Federal, United Federal has not violated, or is currently in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     2.21. Environmental Matters. United Federal has Previously Disclosed and provided to the Holding Company copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan Collateral or otherwise involving United Federal.

          To the knowledge of management of United Federal:

          (i) there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up, in a reportable or regulated quantity, of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property

          (ii) United Federal has not violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation United Federal is or may be responsible or liable; (iii) United Federal is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or any Loan Collateral, by United Federal or any other person or entity; and,

          (iv) No facts, events or conditions relating to the Real Property or any Loan Collateral, or the operations of United Federal at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

          For purposes of this Agreement, "Environmental Laws" shall include:

          (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

          (ii) all contractual agreements, and

          (iii) all common law,
concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective Time) be defined or in effect.

     2.22. Absence of Brokerage or Finders Commissions. (i) All negotiations relative to this Agreement and the transactions described herein have been carried on by United Federal directly with the Holding Company; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, United Federal's Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (ii) United Federal has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

     2.23. Material Contracts. Except for leases on United Federal's branch offices, United Federal is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $25,000 (i) which is not to be performed in full prior to December 31, 1998, (ii) which calls for the provision of goods or services to United Federal and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to United Federal and was not entered into in the ordinary course of business, (iv) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (v) which commits United Federal to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of United Federal's business), (vi) which involves the purchase or sale of any assets of United Federal, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities issued by United Federal, or
(vii) with any director, officer or principal shareholder of United Federal (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of United Federal's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

     United Federal is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a Material Adverse Effect on United Federal.

     2.24. Employment Matters; Employee Relations. United Federal (i) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when United Federal has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the knowledge of management of United Federal, asserted that United Federal is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     There is no action, suit or proceeding by any person pending or, to the knowledge of management of United Federal, threatened, against United Federal (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

     United Federal is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving United Federal and any of its employees, or any pending or threatened proceeding in which it is asserted that United Federal has committed an unfair labor practice; and management of United Federal is not aware of any activity involving United Federal or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25. Employment Agreements; Employee Benefit Plans.

          (i) United Federal is not a party to or bound by any employment agreements with any of its directors, officers or employees.

          (ii) United Federal has Previously Disclosed and has delivered or made available to the Holding Company prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by United Federal for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "United Federal Benefit Plans"). Any of the United Federal Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "United Federal ERISA Plan." No United Federal ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. Neither United Federal nor any affiliate of United Federal has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

          (iii) All United Federal Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable laws, rules or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on United Federal. Each United Federal ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and management of United Federal is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of management of United Federal, United Federal has not engaged in a transaction with respect to any United Federal Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject United Federal to a tax imposed by either
     Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on United Federal.

          (iv) United Federal has no liability for retiree health and life benefits under any of the United Federal Benefit Plans and there are no restrictions on the rights of United Federal to amend or terminate any United Federal Benefit Plan without incurring any liability thereunder, which liability is reasonably likely to have a Material Adverse Effect on United Federal.

          (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of United Federal from United Federal under any United Federal Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any United Federal Benefit Plan or otherwise, or (C) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on United Federal.

          (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of United Federal and their respective beneficiaries have been fully reflected on the United Federal Financial Statements to the extent required by and in accordance with GAAP.

     2.26. Insurance. United Federal has in effect a "blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to the Holding Company (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in United Federal's business or as is required by applicable law or regulation; and, in the reasonable opinion of management of United Federal, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for United Federal. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and United Federal has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. United Federal is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any material premium increase on, and has no knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and management of United Federal is not aware of any facts which would form the basis of any such claim), and management of United Federal has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

     2.27. Insurance of Deposits. All deposits of United Federal are insured by the Savings Association Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums and assessments due from United Federal to the FDIC have been paid in full in a timely fashion, and, to the knowledge of management of United Federal, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     2.28. Affiliates. United Federal has Previously Disclosed to the Holding Company a listing of those persons deemed by United Federal as of the date of this Agreement to be "Affiliates" of United Federal (as that term is defined in Rule 405 promulgated under the Securities Act of 1933), including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of United Federal.

     2.29. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the knowledge of management of United Federal, there exists no fact or condition (including United Federal's record of compliance with the Community Reinvestment Act) relating to United Federal that may reasonably be expected to (i) prevent or materially impede or delay the Holding Company or Triangle from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (iii) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to United Federal, United Federal shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of the Holding Company.

     2.30. Disclosure. To the knowledge of management of United Federal, no written statement, certificate, schedule, list or other written information furnished by or on behalf of United Federal at any time to the Holding Company or Triangle in connection with this Agreement (including without limitation information "Previously Disclosed" by United Federal), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by United Federal to the Holding Company or Triangle will be a true and complete copy of such document, unmodified except by another document delivered by United Federal.

     2.31. Dissenters' Rights. Holders of United Federal Stock do not have any dissenters rights.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES
                       OF THE HOLDING COMPANY AND TRIANGLE

     Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to United Federal, the Holding Company and Triangle each hereby makes the following representations and warranties to United Federal.

     3.01. Organization;  Standing; Power. The Holding Company and Triangle each
(i) is duly organized and incorporated, validly existing and in good standing under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on the Holding Company, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on the Holding Company.

     3.02. Capital Stock. The Holding Company's authorized capital stock consists of 20,000,000 shares of Triangle Stock. As of December 31, 1997, an aggregate of 12,980,925 shares of Triangle Stock were issued and outstanding. The Holding Company's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Triangle Stock issued to United Federal's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid, nonassessable and freely tradable by all holders other than Affiliates.

     3.03. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by the Holding Company's and Triangle's Boards of Directors and executed and delivered on the Holding Company's and Triangle's behalf. (i) The Holding Company and Triangle each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize the Holding Company and Triangle to enter into this Agreement and to perform their obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of the Holding Company and Triangle enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.04. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a Material Adverse Effect on the Holding Company, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by the Holding Company or Triangle with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's or Triangle's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company or Triangle is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's or Triangle's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of the Holding Company or Triangle; or (v) interfere with or otherwise adversely affect the Holding Company's or Triangle's ability to carry on its business as presently conducted.

     No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's or Triangle's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the approval of Triangle's sole shareholder as described in Paragraph 7.01.d. below and of governmental or regulatory authorities described in Paragraph 7.01.a. below.

     3.05.  Holding  Company  Books  and  Records.  The  Holding  Company's  and
Triangle's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects the Holding Company's and Triangle's items of income and expense and all of their assets, liabilities and stockholders' equity. The minute books of the Holding Company and Triangle accurately reflect in all material respects the corporate actions which their shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to United Federal and its representatives.

     3.06 Holding Company Reports. Since January 1, 1992, and where the failure to file has had or could have a Material Adverse Effect on the Holding Company, the Holding Company and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (i) the SEC,
(ii) the Board of Governors of the Federal Reserve System (the "FRB"), (iii) the FDIC, (iv) the North Carolina Commissioner of Banks (the "Commissioner"), and
(v) any other governmental or regulatory authorities having jurisdiction over the Holding Company or its subsidiaries. All such reports and statements filed with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Holding Company Reports." As of their respective dates, the Holding Company Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Holding Company has not been notified that any of the Holding Company Reports were deficient in any material respect as to form or content. Following the date of this Agreement, the Holding Company shall deliver to United Federal upon its request a copy of any report, registration, statement or other regulatory filing made by the Holding Company or its subsidiaries with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

     3.07. Holding Company Financial Statements. The Holding Company has delivered to United Federal (i) a copy of the Holding Company's consolidated balance sheets as of December 31, 1995 and December 31, 1996, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "Holding Company Financial Statements"), and (ii) a copy of the Holding Company's balance sheet as of September 30, 1997 and its statement of operations for the nine months ended September 30, 1997 (the "Holding Company Interim Financial Statements"). The Holding Company Financial Statements and the Holding Company Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly in all material respects the Holding Company's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates and for the periods specified therein. The Holding Company Financial Statements have been audited by the Holding Company's independent accountants, Coopers & Lybrand L.L.P.

     3.08 Absence of Material Adverse Changes. Since September 30, 1997 there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of the Holding Company, there currently exists no condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in the Holding Company.

     3.09 Litigation and Compliance with Law. (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the knowledge of management of the Holding Company, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the knowledge of management of the Holding Company, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or any of its properties or assets which, if determined adversely, could result in liability on the part of the Holding Company for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a Material Adverse Change in the Holding or on the ability of the Holding Company or Triangle to consummate the Merger;

          (ii) The Holding Company and its subsidiaries each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the knowledge of management of the Holding Company, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

          (iii) Neither the Holding Company nor any of its subsidiaries is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC, the FRB or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or any of its subsidiaries which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or any of its subsidiaries; and neither the Holding Company nor any of its subsidiaries has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

          (iv) Neither the Holding Company nor any of its subsidiaries is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by the Holding Company's bank subsidiaries) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have a Material Adverse Effect on the Holding Company.

     3.10. Absence of Brokerage or Finders Commissions.

          (i) All negotiations relative to this Agreement and the transactions described herein have been carried on by the Holding Company and Triangle directly with United Federal; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, the Holding Company, Triangle or their Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (iii) neither the Holding Company nor Triangle has agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

     3.11. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the knowledge of management of the Holding Company, no fact or condition (including the Holding Company's bank subsidiaries' records of compliance with the Community Reinvestment Act) relating to the Holding Company exists that may reasonably be expected to (i) prevent or materially impede or delay the Holding Company regulatory approvals required in order to consummate the transactions described herein, (ii) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (iii) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to the executive officers of the Holding Company, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of United Federal.

     3.12. Disclosure. To the knowledge of management of the Holding Company, no written statement, certificate, schedule, list or other written information furnished by or on behalf of the Holding Company or Triangle at any time to United Federal in connection with this Agreement (including without limitation information "Previously Disclosed" by the Holding Company and Triangle), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by the Holding Company or Triangle to United Federal is or will be a true and complete copy of such document, unmodified except by another document delivered by the Holding Company or Triangle.

                     ARTICLE IV. COVENANTS OF UNITED FEDERAL

     4.01. Affirmative Covenants of United Federal. United Federal hereby covenants and agrees as follows with the Holding Company and Triangle.

     a. "Affiliates" of United Federal. United Federal will use its best efforts to cause each person who shall be deemed by the Holding Company or its counsel, in their sole discretion, to be an Affiliate of United Federal (as defined in Paragraph 2.28 above), to execute and deliver to the Holding Company at least forty-five (45) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Triangle Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to the Holding Company and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of Triangle Stock issued to Affiliates of United Federal shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

     b. Conduct of Business Prior to Effective Time. While the parties recognize that the operation of United Federal until the Effective Time is the responsibility of United Federal and its Board of Directors and officers, United Federal agrees that, between the date of this Agreement and the Effective Time, it will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, United Federal agrees that it will:

          (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

          (ii) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

          (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

          (iv) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business;

          (v) continue to maintain in force insurance such as is described in Paragraph 2.26. above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

          (vi) provide to the Holding Company on a monthly basis United Federal's market value report on its investment portfolio and on its hedging portfolio; and,

          (vii) promptly provide to the Holding Company such information about United Federal and its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as the Holding Company reasonably shall request.

     c. Periodic Information Regarding Loans and Other Information. All new extensions of unsecured credit in excess of $50,000 and of secured credit in excess of $100,000 will be submitted by United Federal to the Holding Company on an after-the-fact basis for the Holding Company's review within fifteen (15) business days of the end of the month in which the extension of credit was made.

     Additionally, United Federal agrees to make available and provide to the Holding Company the following information with respect to United Federal's loans and other extensions of credit (such assets herein referred to as "Loans") as of December 31, 1997, and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of United Federal's business and to be furnished within fifteen
(15) business days of the end of each month ending after the date hereof:

          (i) a list of Loans past due for sixty (60) days or more as to principal or interest;

          (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan (this report shall be delivered quarterly rather than monthly);

          (iii) a list of Loans in nonaccrual status;

          (iv) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

          (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

          (vi) a list of reworked or restructured Loans over $25,000 and still outstanding, including original terms, restructured terms and status;

          (vii) a list of any actual or threatened litigation by or against United Federal pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation;

          (viii)  mortgage  pipeline  report,   including  hedged  and  unhedged
     positions; and

          (ix) a list of the aggregate dollar amount of fundings and commitments for floor planning, indirect lending, and speculative lending.

     Further, United Federal shall provide to the Holding Company a copy of the monthly package, including financial information, sent by United Federal to its board members at the same time as such packages are sent to such members.

     d. Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, United Federal promptly will notify the Holding Company in writing of and provide to it such information as it shall request regarding (i) any Material Adverse Change in United Federal or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in United Federal, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of United Federal herein, or any information that has been Previously Disclosed by United Federal to the Holding Company or Triangle, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of United Federal's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.03. below.

     e. Consents to Assignment of Leases. United Federal will use its reasonable best efforts to obtain all consents of its landlords and lessors to the Merger as may be required under the Real Property Leases and all other leases, each of which consents shall be in form and substance reasonably satisfactory to the Holding Company.

     f. Further Action; Instruments of Transfer, etc. United Federal covenants and agrees with the Holding Company and Triangle that it (i) will use its reasonable best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date,
(ii) shall perform all acts and execute and deliver to the Holding Company all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by either of them in consummating such transactions, and (iii) will cooperate with the Holding Company and Triangle in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     g. Loan Loss Reserve. Beginning in the month after the execution of this Agreement, United Federal will, on a monthly basis until the Effective Time, add to its loan loss reserve an amount equal to $1.50 for each $100.00 in aggregate commercial loan growth each month.

     h. Incentive Compensation. Beginning in the month after the execution of this Agreement, United Federal will not pay incentive compensation (i) to any lending officer that approves his or her own loans, or (ii) in excess of $500.00 per loan for loans (excluding mortgage loans originated for sale in the secondary market) approved by a credit administrator in excess of a loan officer's authority.

     4.02. Negative Covenants of United Federal. United Federal hereby covenants and agrees that, between the date hereof and the Effective Time, it will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President or an Executive Vice President of the Holding Company.

     a. Amendments to Charter or Bylaws. United Federal will not amend its Charter or Bylaws.

     b. Change in Capital Stock. Except for United Federal Stock to be issued under the United Federal Stock Plans, United Federal will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities issued by it, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

     c. Options, Warrants and Rights. United Federal will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

     d. Dividends. Except for the payment of a six cents ($.06) cash dividend per share each quarter (consistent with past practices) United Federal will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

     e. Employment, Benefit or Retirement Agreements or Plans. Except as required by law and except as may occur under the United Federal Stock Plans, United Federal will not (i) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by United Federal without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or
(iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

     f. Increase in Compensation; Additional Compensation. Except as otherwise provided herein, United Federal will not increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees or other payments, including bonuses, made to employees or directors in connection with existing compensation or benefit plans, so long as such increases or payments, including bonuses, are effected at such times and in such manner and amounts as shall be consistent with United Federal's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans.

     g. Accounting Practices. United Federal will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

     h. Acquisitions; Additional Branch Offices. United Federal will not directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

     i. Changes in Business Practices. Except as may be required by the OTS, the FDIC, or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, United Federal will not (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.b. above).

     j. Exclusive Merger Agreement. United Federal will not directly or indirectly, through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than the Holding Company and Triangle) relating to a merger or other acquisition of United Federal, or the purchase or acquisition of any United Federal Stock, any branch office of United Federal or all or any significant part of United Federal's assets; or provide assistance to any person in connection with any such offer; (ii) except as the fiduciary duties of its Board of Directors may require, disclose to any person or entity any information not customarily disclosed to the public concerning United Federal or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) except for the fiduciary duties of its Board of Directors may require, sell or transfer any branch office of United Federal or all or any significant part of United Federal's assets to any other person or entity; or (iv) except for the fiduciary duties of its Board of Directors may require, enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

     k. Acquisition or Disposition of Assets. United Federal will not, without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld:

          (i) sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset having a value on United Federal's books or a fair market value, whichever is greater, of more than $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

          (ii) purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets having a purchase price, or involving aggregate lease payments, in excess of $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

          (iii) enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates United Federal for a period longer than twelve (12) months;

          (iv) other than in the ordinary course of business and at a level consistent with past practice, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

          (v) other than in the ordinary course of business and at a level consistent with past practice, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of United Federal (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under United Federal's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

     l. Debt; Liabilities. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta and other correspondent banks),United Federal will not (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

     m. Liens; Encumbrances. United Federal will not mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, securities repurchase agreements or other similar operating matters).

     n. Waiver of Rights. United Federal will not waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

     o. Other Contracts. United Federal will not enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 4.02.) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which United Federal would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (iv) which is entered into other than in the ordinary course of its business; and (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit United Federal to make expenditures of more than $10,000.

                   ARTICLE V. COVENANTS OF THE HOLDING COMPANY

     The Holding Company hereby covenants and agrees as follows with United Federal.

     5.01. Advisory Board of Directors. After the Effective Time, the current members of United Federal's Board of Directors shall serve as members of applicable Triangle local advisory boards, subject to satisfactory performance, and for such service, such individuals shall be compensated in accordance with Triangle's standard arrangements for the compensation of local advisory board members.

     5.02. NYSE Notification of Listing of Additional Shares of Triangle Stock. As soon as practical after the Effective Time, the Holding Company shall file with the NYSE such notifications and other materials (and shall pay such fees) as shall be required for the listing on the NYSE of the shares of Triangle Stock to be issued to United Federal's shareholders at the Effective Time.

     5.03 Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, the Holding Company promptly will notify United Federal in writing of and provide to it such information as it shall request regarding (i) any Material Adverse Change in the Holding Company, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in the Holding Company, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of the Holding Company or Triangle herein, or any information that has been Previously Disclosed by the Holding Company or Triangle to United Federal, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of the Holding Company's or Triangle's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.02. below.

     5.04. The Holding Company to Provide Necessary Information. The Holding Company will promptly provide to United Federal information regarding the Holding Company and its subsidiaries that United Federal reasonably requests in order to satisfy any of its obligations under Paragraph 4.01.e.

                          ARTICLE VI. MUTUAL AGREEMENTS

     6.01.    Shareholders'    Meeting;     Registration    Statement;     Proxy
Statement/Prospectus

     a. Meeting of Shareholders. United Federal shall cause a meeting of its shareholders (the "United Federal Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event less than twenty (20) days following the mailing to United Federal's shareholders of the "Proxy Statement/Prospectus" described below) for the purpose of United Federal's shareholders voting on the approval of the Agreement and the Merger. In connection with the call and conduct of and all other matters relating to the United Federal Shareholder Meeting (including the solicitation of proxies), United Federal shall fully comply with all provisions of applicable law and regulations and with its Charter and Bylaws.

     b. Preparation and Distribution of Proxy Statement/Prospectus. The Holding Company and United Federal jointly will prepare a "Proxy Statement/Prospectus" for distribution to United Federal's shareholders as United Federal's proxy statement relating to its solicitation of proxies for use at the United Federal Shareholder Meeting and as the Holding Company's prospectus relating to the offer and distribution of Triangle Stock as described herein. The Proxy Statement/ Prospectus shall be in such form and shall contain or be accompanied by such information regarding the United Federal Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by the Holding Company and United Federal. The Holding Company shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below; and each party hereto will cooperate with the other in good faith and will use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC thereon.

     United Federal will mail the Proxy Statement/Prospectus to United Federal's shareholders not less than twenty (20) days prior to the scheduled date of the United Federal Shareholder Meeting; provided, however, that no such materials shall be mailed to United Federal's shareholders unless and until the Holding Company shall have determined to its own satisfaction that the conditions specified in Paragraph 7.03.d. below have been satisfied and shall have approved such mailing.

     c. Registration Statement and "Blue Sky" Approvals. As soon as practicable following the execution of this Agreement, the Holding Company will prepare and file with the SEC a registration statement on Form S-4 (or on such other form as the Holding Company shall determine to be appropriate) (the "Registration Statement") covering the Triangle Stock to be issued to shareholders of United Federal pursuant to this Agreement and will use its reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, the Holding Company shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

     d. Recommendation of United Federal's Board of Directors. Unless, due to a material change in circumstances or for any other reason United Federal's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to United Federal or to its shareholders, United Federal's Board of Directors will recommend to and actively encourage United Federal's shareholders that they vote their shares of United Federal Stock at the United Federal Shareholder Meeting to ratify and approve this Agreement and the Merger, and the Proxy Statement/Prospectus mailed to United Federal's shareholders will so indicate and state that United Federal's Board of Directors considers the Merger to be advisable and in the best interests of United Federal and its shareholders.

     e. Information for Proxy Statement/Prospectus and Registration Statement. Each of the Holding Company and United Federal agrees to respond promptly, and to use its reasonable best efforts to cause its directors, officers, accountants and affiliates to respond promptly, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. Each of the Holding Company and United Federal hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to United Federal's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     6.02. Regulatory Approvals. Within sixty (60) days of the date of this Agreement, the Holding Company, Triangle and United Federal shall use their respective reasonable best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications or notices, as applicable, to the FRB, the OTS, the Commissioner and the North Carolina State Banking Commission, and to any other applicable federal or state banking, securities or other regulatory authority), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefore, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

     6.03. Access. Following the date of this Agreement and to and including the Effective Time, United Federal shall provide the Holding Company and its employees, accountants and counsel, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as the Holding Company shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by the Holding Company shall be performed in such a manner as will not interfere unreasonably with United Federal's normal operations, or with United Federal's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

     6.04. Costs. Subject to the provisions of Paragraph 8.03. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, United Federal, on the one hand, and the Holding Company and Triangle, on the other, shall pay their own legal, accounting and financial advisory fees and all their other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of United Federal, all fees owed to The Carson Medlin Company ("Carson Medlin") for the cost of United Federal's fairness opinion described in Paragraph 7.01.d. below, and, in the case of the Holding Company, the cost of the "Environmental Survey" described in Paragraph 6.06. below). However, subject to the provisions of Paragraph 8.03. below, all costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid thirty percent (30%) by United Federal and seventy percent (70%) by the Holding Company.

     6.05. Announcements. United Federal, Triangle and the Holding Company each agrees that no person other than the parties to this Agreement is authorized to make any public announcement or statement about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official, or the consent of any lessor or landlord of United Federal to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to the Holding Company or United Federal any such disclosure by such entity is required by law or otherwise is prudent.

     6.06. Environmental Studies. At its option the Holding Company may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Holding Company shall deem necessary or desirable (collectively, the "Environmental Survey"). The Holding Company shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by the Holding Company. If (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, the Holding Company believes that United Federal is reasonably likely to become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that United Federal is reasonably likely to become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, United Federal is reasonably likely to incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of its legal counsel or other consultants, the Holding Company believes the amount of expenses or liability which United Federal is reasonably likely to incur or for which United Federal could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $100,000, then the Holding Company shall give United Federal written notice thereof (together with all information in its possession relating thereto) within fifteen (15) days of the completion of the Environmental Survey and, at the Holding Company's sole option and discretion, at any time thereafter and up to the Effective Time, the Holding Company may terminate this Agreement without further obligation or liability to United Federal or its shareholders.

     6.07. Employees; Severance Payments; Employee Benefits

     a. Consulting and Employment Agreements. From and after the Effective Time, the Holding Company and Triangle will honor the employment agreements between United Federal and each of John A. Barker and Robert C. White dated January 1, 1997 and April 1, 1997, respectively. In addition, at the Effective Time, the Holding Company will enter into a consulting agreement with each of Mr. Barker and Mr. White in the form attached hereto as Schedule C to this Agreement.

     Provided they each remain employed by United Federal at the Effective Time in their respective current position, Triangle shall enter into an employment agreement with Paul S. Jaber, Duran Broadhurst and Wade Spears as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached as Schedule D to this Agreement; provided, that in the event Triangle and any of those three individuals do not agree within ninety (90) days prior to the Closing as to the terms and provisions of the form of employment agreement and as to any specifics left incomplete in the form of employment agreement, Triangle shall pay such individual his current monthly base salary for fifteen (15) months, provided he remains employed by United Federal from the date of this Agreement until thirty
(30) days after the Effective Time, such payments to begin in the month following the 30-day period after the Effective Time. In consideration of this payment, the individual would enter into a non-compete provision identical to that contained in the form of employment agreement attached as Schedule D except that the non-compete would (i) have a duration of the 15-month payment periods, and (ii) prohibit employment with any financial institution operating a branch in any county in which any banking subsidiary of the Holding Company has a branch.

     b. Employment of Other United Federal Employees. Provided they remain employed by United Federal at the Effective Time, Triangle will attempt in good faith, but shall have no obligation, to locate suitable positions for and to offer employment to all other employees of United Federal (other than employees serving pursuant to an employment agreement or change in control agreement or other similar arrangement). Any employment so offered by Triangle to an employee of United Federal shall be in such a position, at such location within Triangle's branch system, and for such rate of compensation as Triangle shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Triangle or the Holding Company to employ any such person for any specific period of time or in any specific position or to restrict the Holding Company's or Triangle's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

     c. Severance Payment. At the Effective Time, Triangle will pay to each individual employed by United Federal at the Effective Time who has been continuously employed as a full-time employee by United Federal for at least one
(1) year prior to the Effective Time, but who is not offered employment with Triangle following the Effective Time at a position and salary comparable to his or her current position and salary and within thirty (30) miles of his or her location, a severance payment in an amount equal to one week's salary or wages for each year of full prior continuous service with United Federal, provided that any severance payment shall consist of a minimum of one (1) month's salary or wages and a maximum of three (3) months' salary or wages for non-officers and a minimum of three (3) months' salary or wages and a maximum of six (6) months' salary or wages for officers (any employee elected as assistant vice president or higher), who were employed as an officer on December 24, 1997; if the officer was not employed as an officer on December 24, 1997, he or she shall be treated either as a non-officer or an employee with less than one (1) year's employment, as the case may be. Each individual employed by United Federal at the Effective Time who has not been continuously employed as a full-time employee by United Federal for at least one (1) year prior to the Effective Time and who is not offered employment with Triangle following the Effective Time shall receive a severance payment in an amount equal to two (2) week's salary or wages.
Notwithstanding anything contained herein to the contrary, no payment of severance compensation shall be made to any person who does not remain an employee of United Federal at the Effective Time. Notwithstanding the provisions of this paragraph, no severance payment shall be made hereunder to any employee of United Federal who is or will be party to an employment or consulting agreement, a change in control agreement, severance agreement or other similar arrangement with United Federal, the Holding Company or Triangle, whether oral or written. To the extent United Federal maintains any plan or arrangement for the payment of severance or salary continuation benefits to employees, such plan or arrangement (unless specifically provided to the contrary hereunder) shall be terminated at the Effective Time.

     d. Employee Benefits. Except as otherwise provided in this Paragraph 6.07, the benefit plans of United Federal ("United Federal Benefit Plans") will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of United Federal who become employees of Triangle Bank (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of the Holding Company and its subsidiaries on a "no gain, no loss" basis, (ii) in the event a United Federal Benefit Plan is terminated, the rights and benefits of United Federal's employees thereunder shall become fully vested, with each participating United Federal employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Holding Company benefit plan ("Triangle Benefit Plan"), on the same basis and applying the eligibility standards as would apply to the employees of the Holding Company and its subsidiaries as if such employee's prior service to United Federal had been performed on behalf of the Holding Company and its subsidiaries for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event a United Federal Benefit Plan is merged into a Triangle Benefit Plan, shall be entitled to participate in such Triangle Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of the Holding Company and its subsidiaries. United Federal, Triangle and the Holding Company agree that for purposes of qualification, participation and vesting in Triangle Benefit Plans, the employees of United Federal shall receive credit for their prior continuous periods of service to United Federal, including employees who have had a break in service, but who were granted prior service credit by United Federal when rehired by United Federal.

     6.08 Confidentiality. The Holding Company, Triangle and United Federal each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

     In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

     The parties' obligations of confidentiality under this Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement

     6.09. Reorganization for Tax Purposes. The Holding Company, Triangle and United Federal each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify as a

"reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and that it will not intentionally take any action that would cause the Merger to fail to qualify.

     6.10. Accounting Treatment. The Holding Company, Triangle and United Federal each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

     6.11. Other Permissible Transactions. The Holding Company, Triangle and United Federal agree that the Holding Company and its subsidiaries may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions or financial services entities and their subsidiaries, leasing companies and other entities which are permissible for financial institution holding companies and financial institutions to own, and/or the assets and liabilities of such entities prior to the Effective Time, and such action by the Holding Company and its subsidiaries shall have no effect on this Agreement.

     6.12. Dividend Coordination. The shareholders of United Federal shall receive a quarterly dividend from either United Federal or the Holding Company, but not from both, in the quarter in which the Merger occurs, and United Federal and the Holding shall coordinate the Closing, the Effective Time and the payment of such quarterly dividend to ensure such dividend payment.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

     7.01 Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

     a. Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions.

          (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB, the OTS, the Commissioner and the North Carolina State Banking Commission, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions;

          (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by the Holding Company, Triangle, or United Federal to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the Merger;

          (iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FRB, no unwithdrawn objection to the Merger shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

     b. Effectiveness of Registration Statement; Compliance with Securities and Other "Blue Sky" Requirements. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. The Holding Company shall have taken all such actions, if any, as required by applicable state securities laws (i) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

     c. Adverse Proceedings, Injunction, Etc. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit United Federal, Triangle or the Holding Company from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against United Federal, Triangle or the Holding Company or any of their officers or directors which shall reasonably be considered by United Federal, Triangle or the Holding Company to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

     d. Approval by Boards of Directors and Shareholders. The Boards of Directors of United Federal, Triangle and the Holding Company shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of United Federal and Triangle shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Charter or Articles of Incorporation and Bylaws.

     e. Fairness Opinions United Federal shall have received from Carson Medlin an opinion, in form and substance satisfactory to United Federal, dated as of the date of the Proxy Statement/Prospectus, to the effect that the terms of the Merger are fair, from a financial point of view, to United Federal and its shareholders. The Holding Company shall have received from its financial advisor, Orr Management Company, an opinion, in form and substance satisfactory to the Holding Company, dated as of the Proxy Statement/Prospectus, to the effect that the terms of the Merger are fair, from a financial point of view, to the Holding Company and its shareholders.

     f. Tax Opinion. The Holding Company shall have received, in form and substance satisfactory to the Holding Company, an opinion of Coopers & Lybrand L.L.P. substantially to the effect that: (i) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in
Section 368(a)(1)(A) of the Code; (ii) that no taxable gain will be recognized by a shareholder of United Federal upon such shareholder's receipt of Triangle Stock in exchange for his or her United Federal Stock; (iii) that the basis of the Triangle Stock received by the shareholder in the Merger will be the same as his or her United Federal Stock surrendered in exchange therefor; (iv) that, if United Federal Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Triangle Stock received by the shareholder in the Merger will include the holding period of United Federal Stock surrendered in exchange therefor; and (v) a shareholder who receives cash in lieu of a fractional share of Triangle Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Coopers & Lybrand L.L.P. may rely on representations contained in certificates of officers of the Holding Company and United Federal.

     g. No Termination or Abandonment. This Agreement shall not have been terminated by any party hereto.

     7.02. Additional Conditions to United Federal's Obligations. Notwithstanding any other provision of this Agreement to the contrary, United Federal's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

     a. Material Adverse Change. There shall not have been any Material Adverse Change in the Holding Company, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in the Holding Company.

     b. Compliance with Laws. The Holding Company and Triangle shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on the Holding Company.

     c. The Holding Company's and Triangle's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by United Federal as provided in Paragraph 10.03. below, each of the representations and warranties of the Holding Company and Triangle contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which do not, in the aggregate, result in a Material Adverse Change in the Holding Company, and (iii) as otherwise contemplated by this Agreement; and the Holding Company and Triangle each shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

     United Federal shall have received a certificate dated as of the Closing Date and executed by the Holding Company's President and Chief Financial Officer to the foregoing effect.

     d. Legal Opinion of the Holding Company Counsel. United Federal shall have received from Alexander M. Donaldson, Esq., General Counsel of the Holding Company, a written opinion dated as of the Closing Date in the form of Schedule E attached hereto.

     e. Other Documents and Information from the Holding Company and Triangle. The Holding Company and Triangle shall have provided to United Federal correct and complete copies of its Bylaws, Articles of Incorporation and board resolutions (all certified by its Secretary), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by United Federal or its counsel.

     f. Acceptance by United Federal's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to United Federal's legal counsel.

     7.03.  Additional  Conditions  to  the  Holding  Company's  and  Triangle's
Obligations. Notwithstanding any other provision of this Agreement to the contrary, the Holding Company's and Triangle's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

     a. Material Adverse Change. There shall not have occurred any Material Adverse Change in United Federal, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in United Federal.

     b. Compliance with Laws; Adverse Proceedings, Injunction, Etc. United Federal shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on United Federal.

     c. United Federal's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by the Holding Company as provided in Paragraph 10.03. below, each of the representations and warranties of United Federal contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which do not, in the aggregate, result in a Material
Adverse Change in United Federal, and (iii) as otherwise contemplated by this Agreement; United Federal shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

     The Holding Company shall have received a certificate dated as of the Closing Date and executed by United Federal's President and Chief Financial
Officer to the foregoing effect and as to such other matters as may be reasonably requested by the Holding Company.

     d. Agreements from United Federal Affiliates. The Holding
Company shall have received at least thirty (30) days prior to the Effective Time the written Affiliates' Agreements in form and content satisfactory to the Holding Company and signed by all persons who are deemed by the Holding Company or its counsel to be Affiliates of United Federal as provided in Paragraph 4.01.a. above.

     e. Accounting Treatment. (i) The Holding Company shall have received assurances from Coopers & Lybrand L.L.P., in form and content satisfactory to it, to the effect that the Merger will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by the Holding Company, United Federal's independent public accountants shall have delivered to the Holding Company a letter in form and content satisfactory to it to the effect that such accountants are not aware of any fact or circumstance that might cause the Merger not to qualify for such treatment; and (iii) it shall not have come to the attention of management of the Holding Company that any event has occurred or that any condition or circumstance exists that makes it likely that the Merger may not so qualify.

     f. Legal Opinion of United Federal's Counsel. The Holding Company shall have received from United Federal's counsel, Muldoon, Murphy & Faucette, a written opinion, dated as of the Closing Date in the form of Schedule F attached hereto.

     g. Other Documents and Information from United Federal. United Federal shall have provided to the Holding Company correct and complete copies of its Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by United Federal's Secretary), together with certificates of the incumbency of United Federal's officers and such other closing documents and information as may be reasonably requested by the Holding Company or its counsel.

     h. Consents to Assignment of Leases. United Federal shall have obtained all required consents to the Merger as may be required under the Real Property Leases and all other leases, under the same terms, rates and conditions of such Real Property Leases and all other leases in effect as of the date of this Agreement, and such consents shall be in such form and substance as shall be satisfactory to the Holding Company; and each of United Federal's lessors shall have confirmed in writing that United Federal is not in material default under the terms and conditions of the Real Property Lease or any other lease between such lessor and United Federal.

     i. Acceptance by the Holding Company's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to the Holding Company's legal counsel.

     j. Expenses. Amounts paid or payable by United Federal for legal, accounting and other professional services related to the Merger (not including fees charged by Carson Medlin to United Federal for financial advisory services) shall not exceed $80,000, including not more than $60,000 in legal fees.

     k. Tainted Shares. The aggregate number of shares of United Federal Stock as to which cash is proposed to be paid as the result of the distribution of cash in lieu of fractional shares

(as described in Paragraph 1.5.c. above), when coupled with any other shares of Triangle Stock or United Federal Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of United Federal Stock outstanding at the date of this Agreement or at the Effective Time.

     l. Mortgage Loan Portfolio. The portion of the real estate mortgage loan portfolio originated for sale in the secondary market (including outstanding commitments) for which no binding contract for sale exists one (1) week prior to the Closing shall not exceed ten percent (10%) of the dollar value of the total portfolio.

                   ARTICLE VIII. TERMINATION; BREACH; REMEDIES

     8.01. Mutual Termination. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of United Federal), this Agreement may be terminated by the mutual agreement of the Holding Company and United Federal. Upon any such mutual termination, all obligations of United Federal, Triangle and the Holding Company hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

     8.02. Unilateral Termination. This Agreement may be terminated by either the Holding Company or United Federal (whether before or after approval hereof by United Federal's shareholders) upon written notice to the other parties and under the circumstances described below.

     a. Termination by the Holding Company. This Agreement may be terminated by the Holding Company by action of its Board of Directors or Executive Committee:

          (i) if United Federal shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or
     Article VI herein in any material respect;

          (ii) if the Holding Company determines at any time that any of United Federal's representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

          (iii) if, notwithstanding the Holding Company's satisfaction of its obligations under Paragraphs 6.01.b., 6.01.c. and 6.01.e. above, United Federal's shareholders do not ratify and approve this Agreement and approve the Merger at the United Federal Shareholder Meeting;

          (iv) under the circumstances described in Paragraph 1.05.a. or 6.06. above; or,

          (v) if any of the conditions of the obligations of the Holding Company or Triangle (as set forth in Paragraph 7.01. or 7.03. above) shall not have been satisfied or effectively waived in writing by the Holding Company, or if the Merger shall not have become effective on or before December 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

     However, before the Holding Company may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to United Federal as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and such termination by the Holding Company shall not become effective if, within thirty (30) days following the giving of such notice, United Federal shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the Holding Company.

     b. Termination by United Federal. This Agreement may be terminated by United Federal by action of its Board of Directors:

          (i) if the Holding Company or Triangle shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

          (ii) if United Federal determines that any of the Holding Company's or Triangle's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

          (iii) if, subject to United Federal's satisfaction of its obligations contained in Paragraphs 6.01.a., 6.01.b., 6.01.d. and 6.01.e above, its shareholders do not ratify and approve this Agreement and approve the Merger at the United Federal Shareholder Meeting;

          (iv) under the circumstances described in Paragraph 1.05.a. above; or,

          (v) if any of the conditions of the obligations of United Federal (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by United Federal, or if the Merger shall not have become effective on or before December 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

     However, before United Federal may terminate this Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to the Holding Company as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and such termination by United Federal shall not become effective if, within thirty (30) days following the giving of such notice, the Holding Company shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of United Federal.

     8.03. Breach; Remedies.

     a. Breach of Agreement. In the event of a breach by United Federal of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then the Holding Company's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph
8.02. above, or, in the case of a failure to perform by United Federal or a violation of any of its obligations, agreements or covenants, to seek specific performance thereof.

     Likewise, in the event of a breach by the Holding Company or Triangle of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then United Federal's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform by the Holding Company or Triangle or violation of any their obligations, agreements or covenants, to seek specific performance thereof.

     b. Payment of Expenses. Notwithstanding anything contained herein to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party(ies) described in Paragraph 6.04. above (regardless of the allocation provided in Paragraph 6.04.) together with other damages recoverable at law or in equity.

                           ARTICLE IX. INDEMNIFICATION

     9.01 Indemnification Following Effective Time. Following the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and officer liability insurance coverage for United Federal, and its directors or officers, the Holding Company agrees that it will indemnify United Federal's officers and directors to the same extent United Federal currently indemnifies its directors and officers against liabilities arising from actions in their official capacities as officers and directors of United Federal.

     9.02. Procedure for Claiming Indemnification. Any party seeking to be indemnified hereunder promptly shall give written notice and furnish adequate documentation to the other party of any claims in respect of which indemnity is sought. The indemnifying party, through its own counsel and at its own expense, shall defend any such claim and shall have exclusive control over the investigation, preparation, and defense of such claim and all negotiations relating to its settlement or compromise. The obligations of either party to indemnify the other hereunder apply only if the party seeking to be indemnified cooperates with and assists the indemnifying party in all reasonably necessary respects in the conduct of the suit.

                       ARTICLE X. MISCELLANEOUS PROVISIONS

     10.01. "Previously Disclosed" Information; "Material Adverse Effect".

     (a) "Previously Disclosed" shall mean, as to United Federal or as to the Holding Company, the disclosure of information in a letter delivered by such party to the other prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

     Information disclosed in either party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph or item.

     (b) Where used in this Agreement, the terms "Material Adverse Effect" and "Material Adverse Change" shall mean any event, matter, item or circumstance (other than as a result of (i) changes in GAAP, (ii) changes in banking and similar laws of general application or interpretations thereof by courts or governmental authorities, or (iii) any non-recurring merger-related expense of any kind) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a material adverse effect on the business, financial condition, operations, results of operations or prospects of either party, including but not limited to, in the case of United Federal, a decrease in United Federal's consolidated net income, exclusive of any merger-related expense and any non-recurring income item such as the sale of any assets (other than in the ordinary and customary course of business of United Federal), such that consolidated net income for the months in 1998 preceding the Closing would, in the aggregate, be less than $1,500,000, pro rated over 1998 by multiplying $1,500,000 by the percentage of completed months preceding the Closing to all months in 1998, or a decrease in total consolidated assets of 20% or more from the level of total consolidated assets at December 31, 1997 for United Federal, or, in the case of the Holding Company, a decrease in anticipated 1998
consolidated   net  income  of   $21,000,000   (exclusive  of  the   anticipated
acquisitions of Guaranty State Bancorp and United Federal and of any merger-related expenses and any non-recurring items) of 20% or more from net income projected (as of the date of this Agreement) or a decrease in total consolidated assets of 20% or more from the level of total consolidated assets at December 31, 1997 ($1,600,000,000) for the Holding Company.

     10.02. Survival of Representations, Warranties, Indemnification and Other Agreements.

     a. Representations, Warranties and Other Agreements. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraphs 6.07. and 6.08. and Articles VIII and IX hereof, and the

Holding Company's representations and warranties contained in Paragraph 3.02., shall survive the effectiveness of the Merger.

     b. Indemnification. The Holding Company's indemnification agreements and obligations pursuant to Paragraph 9.01. above shall become effective only at the Effective Time, and the Holding Company shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement prior to the Effective Time.

     10.03. Waiver. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors or, in the case of the Holding Company, its Executive Committee) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

     10.04 Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of United Federal, by an agreement in writing approved by a majority of the Board of Directors of the Holding Company and United Federal executed in the same manner as this Agreement; provided however, that, except with the further approval of United Federal's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of United Federal no change may be made in the number of shares of Triangle Stock into which each share of United Federal Stock will be converted.

     10.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

                  a.       If to United Federal, to:

                           United Federal  Savings Bank
                           116 South Franklin Street
                           Rocky Mount, NC  27801

                           Attention:  John A. Barker
                                       President and Chief Executive Officer

                            With copy to:   George W. Murphy, Jr., Esq.
                                            Muldoon, Murphy & Faucette
                                            5101 Wisconsin Avenue, N. W.
                                            Washington, D.C. 20016

                  b.       If to the Holding Company, to:

                           Triangle Bancorp, Inc.
                           4300 Glenwood Avenue
                           Raleigh, North Carolina  27612

                           Attention:   Michael S. Patterson, President and
                                         Chief Executive Officer

     10.06. Further Assurance. United Federal, Triangle and the Holding Company each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

     10.07. Headings and Captions. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.08. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

     10.09. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.10. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

     10.11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     10.12. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the internal laws (and not the laws of conflict) of the State of North Carolina.

     10.13. Inspection. Any right of the Holding Company or United Federal hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that the Holding Company or United Federal should have conducted any investigation or that such right has been exercised by the Holding Company, United Federal, their respective agents, representatives or others. Any investigations or inspections that have been made by the Holding Company or United Federal respective agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the Holding Company, Triangle or United Federal in this Agreement.

     IN WITNESS WHEREOF, United Federal, Triangle and the Holding Company each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                      TRIANGLE BANCORP, INC.


                                      By:  /s/ MICHAEL S. PATTERSON
                                           -------------------------------------
                                           Michael S. Patterson
                                           President and Chief Executive Officer
ATTEST:
/s/ SUSAN C. GILBERT
---------------------------
Susan C. Gilbert, Secretary
                                      TRIANGLE BANK
[Corporate Seal]

                                      By:  /s/ MICHAEL S. PATTERSON
                                           -------------------------------------
                                           Michael S. Patterson
                                           President and Chief Executive Officer
ATTEST:

/s/ SUSAN C. GILBERT
---------------------------
Susan C. Gilbert, Secretary

[Corporate Seal]
                                      UNITED FEDERAL SAVINGS BANK


                                      By:
                                           -------------------------------------
                                           John A. Barker
                                           President and Chief Executive Officer
ATTEST:

------------------------------------
Paula V. Walker, Assistant Secretary

[Corporate Seal]

     With respect to the above Agreement and Plan of Reorganization and Merger (the "Agreement"), each of the individuals signing below agree as follows:

     1. As a director of United Federal Savings Bank ("United Federal"), unless there has been a material change in circumstances since the date of this Agreement or for any reason it would, in my reasonable opinion, violate my duty or obligations as a director to United Federal or to its shareholders, I will:

          a. Recommend to United Federal's shareholders that they vote their shares in favor of ratification and approval of the Agreement and approval of the Merger described therein;

          b. Vote against any action on the part of United Federal that would be in violation of the Agreement; and

          c. Vote in favor of any action on the part of United Federal that is necessary or appropriate to carry out the intent and purposes or the Agreement.

     2. Further, in my individual capacity, I will:

          a. Vote all shares of United Federal's common stock which I have the power to vote (excluding shares held by me in a fiduciary capacity) in favor of ratification and approval of the Agreement and approval of the Merger described therein;

          b. Execute and deliver to United Federal at least forty-five (45) days prior to the Effective Time an Affiliates Agreement in the form attached as Schedule B to this Agreement; and

          c. During a period of one year following the Effective Time (the "Restriction Period"), I will not "Compete" (as defined below), directly or indirectly, with the Holding Company or any of its direct or indirect subsidiaries (collectively, "Triangle") in the geographic area consisting of Edgecombe or Nash Counties, North Carolina and any contiguous counties in North Carolina (the "Relevant Market").

     I hereby acknowledge and agree that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Triangle's economic interest.

     For the purposes of this Paragraph 2(c), the following terms shall have the meanings set forth below:

     Compete. The term "Compete" means: (i) soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) inducing or attempting to induce any Person who is a Customer of United Federal at the time of the Merger or a Customer of Triangle following the Merger, to change any depository, loan and/or other banking relationship of the Customer from Triangle to another Financial Institution; (iii) acting as a director, incorporator, officer or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or to be employed at or assigned to or to have any direct involvement in the management, supervision, business or operation of any office of such Financial Institution located in the Relevant Market; (iv) serving as a local or advisory director for any branch or office of a Financial Institution, which branch or office is located in the Relevant Market; or (v) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who is a Customer of United Federal at the time of the Merger or a Customer of Triangle following the Merger.

     Customer. The terms "Customer of United Federal " and "Customer of Triangle" mean any Person with whom United Federal or Triangle, respectively, has or at any time has had a depository, loan and/or other banking relationship.

     Financial Institution. The term "Financial Institution" means any federal or state chartered bank, savings bank, savings and loan association, credit union or financial services entity, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type, receiving deposits, or providing financial or investment advice or services, other than United Federal or Triangle.

     Person. The term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

         IN WITNESS WHEREOF, the undersigned each has hereunto set his or her hand and adopted the written word "Seal" by his or her signature as a personal seal, all as of the date of the foregoing Agreement.

_______________________(SEAL)                ________________________(SEAL)
Norwood P. Blanchard                         Marshall Dunn

_______________________(SEAL)                ________________________(SEAL)
Joseph B. Brewer, Jr.                        Jake L. Rosenbloom

                                             ________________________(SEAL)
                                             John L. Sally

                                   SCHEDULE A
               to Agreement and Plan of Reorganization and Merger
                               dated March 4, 1998
                                 Plan of Merger

                                 PLAN OF MERGER
                                       OF
                           UNITED FEDERAL SAVINGS BANK
                                  WITH AND INTO
                                  TRIANGLE BANK


     A. Names of Merging Corporations. The names of the corporations proposed to be merged are UNITED FEDERAL SAVINGS BANK, a federally chartered savings bank ("United Federal") and TRIANGLE BANK, a North Carolina banking corporation ("Triangle").

     B. Nature of Transaction. Subject to the provisions of this Plan of Merger, United Federal shall be merged into and with Triangle (the "Merger").

     C.  Name  of  Surviving  Corporation.   Triangle  shall  be  the  surviving
corporation in the Merger and shall exist under the name "Triangle Bank."

     D. Terms and Conditions of the Merger.

     1. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Reorganization and Merger dated as of March 4, 1998, by and among United Federal, Triangle and Triangle Bancorp, Inc. (the "Holding Company") (the "Agreement"). As provided herein and in the Agreement, except insofar as the same may be continued by law and except as continued in and merged into Triangle, at the effective time of the Merger (the "Effective Time") the separate corporate existence of United Federal shall cease and the corporate existence of Triangle shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

     2. At the Effective Time and by reason of the Merger, all of United Federal's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to United Federal, whether tangible or intangible) shall be transferred to and vest in Triangle, and Triangle shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of United Federal, all without any conveyance, assignment or further act or deed; and Triangle shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of United Federal as of the Effective Time. At the Effective Time, and by reason of the Merger, Triangle shall assume and become responsible for the liquidation account established by United Federal in connection with its conversion to the stock form of organization. At the Effective Time, and by reason of the Merger, all savings accounts and certificates of deposit in United Federal shall, without reissue, be and become savings accounts and certificates of deposit in Triangle without change in their respective terms.

     3. The Articles of Incorporation and Bylaws of Triangle in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of Triangle as the surviving corporation in the Merger and shall continue in full force and effect following the Effective Time until amended in accordance with applicable laws. The officers and directors of Triangle in office at the Effective Time shall continue to hold such offices as the officers and directors of Triangle as the surviving corporation until removed as provided by law or until their respective successors have been elected or appointed.

     E. Conversion and Exchange of Shares.

     1. At the Effective Time, all rights of United Federal's shareholders with respect to all then outstanding shares of United Federal's common stock ($0.01 par value) ("United Federal Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below), each such outstanding share of United Federal Stock (other than any shares held by the Holding Company) shall be converted, without any action on the part of the holder of such share, the Holding Company, Triangle, United Federal or United Federal, into 0.63 (the "Exchange Rate") newly issued shares of the Holding Company's no par value common stock ("Triangle Stock").

     2. At the Effective Time, and without any action by United Federal, Triangle, the Holding Company or any holder thereof, United Federal's stock transfer books shall be closed as to holders of United Federal Stock immediately prior to the Effective Time and, thereafter, no transfer of United Federal Stock by any such holder may be made or registered; and the holders of shares of United Federal Stock shall cease to be, and shall have no further rights as, stockholders of United Federal other than as provided herein. Following the Effective Time, certificates representing shares of United Federal Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, certificates for the number of whole shares of Triangle Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein.

     3. As promptly as practicable following the Effective Time, the Holding Company shall cause Registrar and Transfer Company, the transfer agent for Triangle Stock (the "Exchange Agent"), to mail to each former shareholder of United Federal of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of United Federal of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of Triangle Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

     4. (i) At the Effective Time, each option or other right to purchase shares of United Federal Stock pursuant to stock options ("United Federal Options") granted by United Federal under the United Federal Savings Bank 1993 Stock Option Plan for Outside Directors and the United Federal Savings Bank 1993 Incentive Stock Option Plan (collectively, the "United Federal Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Triangle Stock, and the Holding Company shall assume each United Federal Option, in accordance with the terms of the United Federal Stock Plans and stock option agreement by which it is evidenced, except that from after the Effective Time (A) the Holding Company and its Compensation Committee shall be substituted for United Federal and the Committee of United Federal's Board of Directors (including, if applicable, the entire Board of Directors of United Federal) administering the United Federal Stock Plans, (B) each United Federal Option assumed by the Holding Company may be exercised solely for shares of Triangle Stock, (C) the number of shares of Triangle Stock subject to such United Federal Option shall be equal to the number of shares of United Federal Stock subject to such United Federal Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounding down to the nearest whole share, and (D) the per share exercise price under each such United Federal Option shall be adjusted by dividing the per share exercise price under each such United Federal Option by the Exchange Rate and rounding up to the nearest cent.

     (ii) All restrictions or limitations on transfer with respect to United Federal Stock awarded under the United Federal Stock Plans or any other plan, program, or arrangement of United Federal, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Triangle Stock into which such restricted stock is converted pursuant to the Merger.

     (iii) Notwithstanding the foregoing provisions of this Paragraph E.4, in no event shall options to purchase more than 125,500 shares of United Federal Stock be converted into options to purchase Triangle Stock in connection with the Merger.

     5. No scrip or certificates representing fractional shares of Triangle Stock will be issued to any former shareholder of United Federal, and, except as provided herein, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Triangle Stock resulting from the above exchange. In lieu of the issuance of fractional shares of Triangle Stock, at the Effective Time the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and, following the Effective Time, the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of United Federal in accordance with their respective interests therein. The "aggregate market value" of all fractional shares of Triangle Stock shall be equal to the total of such fractional shares multiplied by $ _______ .

     6. No certificate for any shares, or cash for any fractional share, of Triangle Stock shall be delivered to any former shareholder of United Federal unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of United Federal Stock, together with properly completed transmittal materials in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s), the Exchange Agent shall pay to the registered holder of the shares of Triangle Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Triangle, United Federal, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

     7. Any shareholder of United Federal whose certificate evidencing shares of United Federal Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company.

     8. The status of the shares of Triangle Stock and the shares of the capital stock of Triangle which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

     F. Abandonment. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.

                                   SCHEDULE B
               to Agreement and Plan of Reorganization and Merger
                               dated March 4, 1998


                               Affiliate's Letter



                             _________________, 1998


Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, North Carolina  27612

Dear Sirs:

Pursuant to the terms of that certain Agreement and Plan of Reorganization and Merger dated March 4, 1998 (the "Agreement") by and among Triangle Bancorp, Inc. (the "Holding Company"), Triangle Bank and United Federal Savings Bank ("United Federal") (i) United Federal will be merged into and with Triangle Bank (the "Merger"), and (ii) each outstanding share of United Federal's common stock ("Bank Stock") will be converted into and exchanged for newly issued shares (determined as provided in the Agreement) of the Holding Company's no par value common stock ("Triangle Stock").

Based upon the list of persons submitted by United Federal and approved by the Holding Company, the undersigned "Affiliate" is considered an "affiliate" of United Federal as that term is defined and used for purposes of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As required by the Agreement, this Affiliates' Agreement is being delivered to the Holding Company in connection with and as a condition of its execution and delivery of the Agreement.

The undersigned (jointly and severally if more than one) hereby represents and warrants to the Holding Company as follows:

     A. The names of all "Persons", if any, having a relationship to the Affiliate as described under the definition of "Person" attached as Exhibit A hereto and who may receive shares of the Triangle Stock in connection with the Merger (the Affiliate's "Related Persons") are listed on the signature page hereto and also have signed this letter agreement;

     B. The Affiliate and each of the Related Persons, if any, have carefully read this letter and have discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of Triangle Stock to be received by them in connection with the Merger, to the extent they deem necessary, with their own legal counsel;

As an inducement for the Holding Company to enter into the Agreement and to consummate the Merger and for the Holding Company to issue the Triangle Stock as provided in the Agreement, the undersigned (jointly and severally if more than one) hereby covenants and agrees with the Holding Company as follows:

     A. The Affiliate and each of the Related Persons, if any, has been informed that, since at the time the Merger is to be submitted to a vote of United Federal's shareholders the Affiliate and each such Related Person will be considered to be an "affiliate" of United Federal, any resale by the Affiliate or a Related Person of any such Triangle Stock would require either (i) the registration under the Act of the Triangle Stock to be sold, (ii) compliance by the Affiliate or such Related Person with the requirements of Rule 145(d) promulgated under the Act, or (iii) the availability of another exemption from the registration requirements of the Act;

     B. Following the date of the Merger, neither the Affiliate nor any of the Related Persons, if any, will make any sale, transfer or other disposition of Triangle Stock acquired by them in connection with the Merger except in compliance with the requirements of the Act and the rules and regulations of the Commission (including Rule 145) promulgated thereunder;

     C. Notwithstanding compliance with the requirements of the Act, neither the Affiliate nor any of the Related Persons, if any, (i) will make any sale, transfer or other disposition of any shares of Bank Stock or of Triangle Stock during the 30 days prior to the date of the Merger, or (ii) shall make any sale, transfer or other disposition of the Triangle Stock acquired by them in connection with the Merger until such time as consolidated financial statements covering the Holding Company's operations for a period of at least thirty (30) days following the Merger either have been (a) filed with the Commission in a Quarterly Report on Form 10-Q, (b) sent to the shareholders of the Holding Company, or (c) published in newspapers of general circulation in accordance with the Holding Company's normal practices for releasing financial information to the general public;

     D. The Holding Company may place stock transfer restrictions on the shares of Triangle Stock held by the Affiliate and each of the Related Persons, if any, which are subject to this Agreement, and there will be placed on the certificates evidencing such shares, and any substitutions therefor, a legend stating in substance as follows:

                    "The shares represented by this certificate were issued pursuant to a business combination which was accounted for as a "pooling-of-interests" and may not be sold, nor may the owner hereof reduce the owner's risk relative hereto in any way, until Triangle Bancorp, Inc. ("Triangle") has published financial results covering at least thirty (30) days of combined operations after ___________, 1998. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Triangle) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Triangle) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Triangle that such sale or transfer is otherwise exempt from the registration requirements of such Act."

          The legend may be removed from the certificates evidencing the Triangle Stock to which this letter agreement applies by the delivery of new certificates without such legend in substitution therefor if the holder thereof delivers to the Holding Company an opinion of legal counsel acceptable to the Holding Company, and in form and substance acceptable to the Holding Company, to the effect that the restrictions described above are no longer applicable to such person and that such legend is not or is no longer required for purposes of the Act.

                                          Yours very truly,


                                          By:________________________ (Seal)
                                          Print name: _______________________

                                  Related Persons", if any:


                                          _____________________________(Seal)
                                          Print name: _______________________


                                          _____________________________(Seal)
                                          Print name: _______________________

                                          _____________________________(Seal)
                                          Print name: _______________________


                                          _____________________________(Seal)
                                          Print name: _______________________



                                          ___________________________________
                                          Name of Corporation

                                          By:  ______________________________
                                          Name:  ____________________________
                                          Title:  ___________________________



                                          ___________________________________
                                          Name of Corporation

                                          By:  ______________________________
                                          Name:  ____________________________
                                          Title:  ___________________________

                                    EXHIBIT A

Rule 145 of the Securities Act of 1933, as amended, incorporates by reference the definition of "person" set forth under Paragraph (a)(2) of Rule 144, as follows:

     "(2) The term "person" when used with reference to a person for whose account securities are to be sold in reliance upon this rule includes, in addition to such person, all of the following persons:

          (A) Any relative or spouse of such person, or any relative of such spouse, any of whom has the same home as such person;

          (B) Any trust or estate in which such person or any of the persons specified in (A) collectively own ten percent (10%) or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and,

          (C) Any corporation or other organization (other than the issuer) in which such person or any of the persons specified in (A) are the beneficial owners collectively of ten percent (10%) or more of any class of equity securities or ten percent (10%) or more of the equity interest."

                                   SCHEDULE C
               to Agreement and Plan of Reorganization and Merger
                               dated March 4, 1998

                          Form of Consulting Agreement


STATE OF NORTH CAROLINA
COUNTY OF WAKE

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT entered into as of _________ __ , 1998, by and between TRIANGLE BANCORP, INC. (hereinafter referred to as "Triangle") and _____________________ (hereinafter referred to as "Consultant").

                              W I T N E S S E T H:

     WHEREAS, Consultant has been employed as the ____ Vice President of United Federal Savings Bank ("UFSB") and in such position has provided continued leadership and guidance in UFSB's growth and development; and has developed many contacts throughout the banking industry and has developed many business relationships in the market areas served by UFSB; and,

     WHEREAS, Triangle desires to retain the advantage of Consultant's knowledge of UFSB's affairs, and his knowledge of and experience, standing and reputation in the banking industry and UFSB's market area, and Triangle desires that Consultant continue to support and encourage the development of Triangle's banking business and not compete against Triangle or its subsidiaries, and Consultant is willing to do so; and,

     WHEREAS, the parties desire to enter into this Agreement to set forth their mutual understanding regarding Consultant's relationship with Triangle.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, Consultant and Triangle hereby agree as follows:

1. Services. During the term of this Agreement, Consultant shall make himself available, in person or by telephone, at such times and for such amount of time as shall be mutually agreeable to him and Triangle, to consult with Triangle on such matters as Triangle reasonably may request from time to time regarding matters involving the customers, employees, products, services and operations of, loan quality control and review, and other business and operational matters of Triangle.

     Consultant is an independent contractor for purposes of this Agreement. As such, Consultant shall be responsible for and incur all costs and expenses in the performance of his obligations under this Agreement. However, Triangle shall promptly reimburse or cause one of its subsidiaries to reimburse Consultant for all reasonable travel and other expenses incurred by him in the performance of his duties under this Agreement which have been documented to the reasonable satisfaction of the Chief Financial Officer of Triangle pursuant to established procedures.

2. Term. The term of this Agreement shall be for a period commencing on the date hereof and continuing for a period of four (4) months.

3. Compensation. For the consulting services and Consultant's other agreements hereunder, Consultant shall be paid _____________ and no/100 Dollars ($______) per annum payable on a monthly basis on the first regular payroll day of Triangle.

4. Noncompetition; Confidentiality. Consultant hereby acknowledges and agrees that (i) Triangle has made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and that Triangle, has a valuable economic interest in banking business in the Relevant Market which it is entitled to protect; (ii) in the course of his service as an officer of UFSB he has gained, and in the course of his services pursuant to this Agreement he will gain, substantial knowledge of and familiarity with Triangle's and UFSB's banking customers and their dealings with them, and other information concerning Triangle's banking business and UFSB's banking business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and
     (iii) in order to protect Triangle's interest in its banking business, it is reasonable and necessary to place certain restrictions on Consultant's ability to compete against Triangle and on his disclosure of information about Triangle's customers. For that purpose, and in consideration of Triangle's agreements contained herein, Consultant covenants and agrees as provided below.

(a) Covenant Not to Compete. During the term of this Agreement or, in the event of a termination of this Agreement prior to the end of its term for "Cause," for a period equal to the unexpired term hereof (the "Restriction Period"), Consultant will not "Compete (as defined below), directly or indirectly, with Triangle or any of its subsidiaries in the banking business in the geographic area (the "Relevant Market") consisting of any county (without regard to state or other jurisdiction) in which Triangle Bank or any other bank subsidiary of Triangle maintains a banking office; provided, however, that in the event that Triangle Bank or any other such bank subsidiary of Triangle shall be merged into another entity or otherwise shall cease to exist as a separate entity, then, insofar as the Relevant Market is defined by the counties in which such bank subsidiary maintains banking offices, the Relevant Market shall be limited to those counties in which such bank subsidiary maintained a banking office as of the effective date of such merger or cessation of existence.

     Consultant acknowledges and agrees that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Triangle's economic interest.

     For purposes of this Paragraph 4(a), the following terms shall have the meanings set forth below:

     Compete. Except as otherwise provided below, the term "Compete means (i) soliciting or securing the banking, leasing, brokerage or other financial services business of any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a customer of any Financial Institution, (iii) knowingly inducing or attempting to induce any Person who was a Customer of UFSB on the date of this Agreement or who was a Customer of any of Triangle's subsidiaries, on the date of termination of this Agreement, to change such Customer's financial relationship from UFSB or Triangle to another Financial Institution; (iv) acting as a consultant, officer, director, independent contractor, or employee in the operation of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, business or operation of such Financial Institution's banking operations located in the Relevant Market; or (v) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of UFSB on the date of this Agreement, or who was a Customer of any of Triangle's subsidiaries at the date of the termination of this Agreement for any reason except as required by law or any regulatory agency or in the performance of his duties or responsibilities hereunder.

     Customer. The term "Customer" means any Person with whom, as of the effective date of this Agreement or the date of termination of this Agreement for any reason, UFSB or Triangle Bank has or has had a financial services.

     Financial Institution. The term "Financial Institution" means any federal or state chartered bank, savings bank, savings and loan association, credit union, financial institution or financial services entity or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the banking business, other than UFSB, Triangle or a subsidiary of Triangle.

     Person. The term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

(b) Confidentiality Covenant. Consultant covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (whether financial or otherwise) relating to Triangle or UFSB and their banking business, regulatory examinations, financial results and condition, leasing, brokerage, lending and deposit operations, customers (including lists of UFSB's and Triangle's customers and information regarding their accounts and business dealings with UFSB and Triangle), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to Triangle and UFSB and are valuable, special and unique assets of Triangle's and UFSB's business to which Consultant has had access as an officer of UFSB and will have access during the term of this Agreement. Consultant agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of UFSB and Triangle, and (ii) at all times during the term of this Agreement and following the termination of this Agreement for any reason, and except as shall be required in the course of the performance by Consultant of his duties on behalf of Triangle or otherwise pursuant to the direct, written authorization of Triangle, Consultant will not: divulge any such Confidential Information to any other Person or Financial Institution; remove any such Confidential Information in written or other recorded form from Triangle's or its subsidiaries' premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person or Financial Institution other than Triangle or a subsidiary of Triangle. However, following the termination of this
     Agreement, this subparagraph (b) shall not apply to any Confidential Information which then is in the public domain (provided that Consultant was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without Triangle's consent), or which is obtained by Consultant from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

(c) Remedies for Breach. Consultant understands and acknowledges that a breach or violation by him of any of the covenants contained in Paragraphs 4(a) and 4(b) of this Agreement will be deemed a material breach of this Agreement and will cause irreparable injury to Triangle, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Consultant's actual or threatened breach or violation of the covenant contained in either such Paragraph, Triangle shall be entitled to bring a civil action seeking an injunction restraining Consultant from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Consultant agrees that, if Triangle institutes any action or proceeding against Consultant seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Consultant shall be deemed to have waived the claim or defense that Triangle has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Triangle of any such right, remedy, power or privilege shall not preclude Triangle or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of Triangle.

     Notwithstanding anything contained herein to the contrary, in the event that Triangle believes that Consultant has breached or violated any provision of this Paragraph 4, it first shall be required to give Consultant written notice thereof (which notice shall describe in reasonable detail the facts or conduct which Triangle alleges to constitute such breach or default). Triangle agrees that Consultant shall not be deemed to have breached or violated any provision of this Paragraph 4 if, within five (5) business days following his receipt of any such written notice from Triangle, he ceases the conduct described in such notice or otherwise takes or commences (and thereafter pursues in good faith) reasonable action to cure the alleged breach or violation, provided however, that, after giving notice and an opportunity to cure once with respect to a particular breach or violation, Triangle shall not be obligated to give any additional notice with respect to, and Consultant shall have no right to cure, any further breach or violation involving the same or substantially similar facts or circumstances as the breach or violation as to which such notice was given.

     Notwithstanding anything contained herein to the contrary, Consultant agrees that the provisions of Paragraph 4(b) above and the remedies provided in this Paragraph 4(c) for a breach by Consultant shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of Triangle under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

(d) Survival of Covenants. Consultant's covenants and agreements and Triangle's rights and remedies provided for in this Paragraph 4 shall survive any termination of this Agreement.

5.   Termination.

     a) This  Agreement may be terminated at any time by Consultant  upon thirty
     (30) days' written notice to Triangle.

     b) Except as otherwise provided below, this Agreement shall be terminated upon the death, physical disability or mental incapacity of Consultant during the term of this

     Agreement. In the event of Covenant's death, physical disability or mental incapacity during the term of this Agreement, Triangle shall pay to Covenant's estate (or to his beneficiary previously designated by him in writing) any compensation that Consultant shall have earned prior to the date of his death or mental incapacity which remains unpaid.

     c) Triangle, pursuant to action of its Chief Executive Officer or his delegatee, may terminate this Agreement at any time for any reason with or without "Cause" (as defined below), but, in the case of any termination by Triangle other than termination for "Cause (as defined below), Consultant shall be entitled to continue to receive, and Triangle shall be obligated to continue to pay to Consultant, all compensation under this Agreement for its remaining term. Following any termination of this Agreement for "Cause", Consultant shall have no further rights under this Agreement (including any right to receive compensation for any period after such termination).

     For purposes of this Paragraph 5(c) , Triangle shall have "Cause" to terminate this Agreement upon a determination by Triangle's Chief Executive Officer or his delegatee, in good faith, that Consultant (i) has breached in any material respect any of the terms or conditions of this Agreement,
     (ii) has engaged in any act of fraud or proven personal dishonesty (whether or not in the course of his services to Triangle hereunder) or any other illegal act in the course of his services to Triangle hereunder (in either event, whether or not resulting in criminal prosecution or conviction), or
     (iii) is engaging or has engaged in willful misconduct or conduct which has had or likely will have a material adverse effect on Triangle's or Consultant's business or reputation; provided however, that, before Triangle may terminate this Agreement for Cause, Triangle first shall give Consultant five (5) days written notice of the facts or circumstances constituting a breach by Consultant and, if during such period Consultant shall cure such breach to the reasonable satisfaction of Triangle, then this Agreement shall continue in effect.

     d) Triangle's obligation for the continued payment of compensation pursuant to subsection (c) above shall survive any termination of this Agreement.

6.   Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Triangle which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of Triangle.

(b) Triangle is contracting for the unique and personal skills of Consultant. Therefore, Consultant shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Triangle's Chief Executive Officer.

7. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

8. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

10. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

                                  TRIANGLE BANCORP, INC


                                  By:      _____________________________________
                                           Michael S. Patterson
                                           President and Chief Executive Officer

ATTEST:



___________________________
Susan C. Gilbert, Secretary

(Corporate Seal)

                                           CONSULTANT


                                           _______________________

                                   SCHEDULE D
               to Agreement and Plan of Reorganization and Merger
                               dated March 4, 1998

                          Form of Employment Agreement

STATE OF NORTH CAROLINA
COUNTY OF WAKE

                                                            EMPLOYMENT AGREEMENT

     THIS AGREEMENT entered into as of ___________, 1998, by and between TRIANGLE BANK (hereinafter referred to as "Triangle") and ______________ (hereinafter referred to as "Employee")

                              W I T N E S S E T H:

     WHEREAS, Employee heretofore has been employed a __________ Vice President of United Federal Savings Bank (the "Bank") and in such position has provided continued leadership and guidance in the Bank's growth and development; and,

     WHEREAS, as of the date hereof, the Bank has been acquired by and merged into Triangle; and,

     WHEREAS, Triangle desires to retain the advantage of Employee's knowledge of the Bank's operations and affairs, and his knowledge of and experience, standing and reputation in Triangle's market area formerly served by the Bank; and,

     WHEREAS, for the reasons described above, Triangle desires to retain Employee's services as an employee of Triangle for the period specified herein, and Employee is willing to serve as an employee of Triangle for such period; and the parties desire to enter into this Agreement to set forth the terms and conditions of Employee's employment with Triangle.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, Triangle and Employee hereby agree as follows:

     1. Employment. Triangle hereby agrees to employ Employee, and Employee hereby agrees to serve as an employee of Triangle, all upon the terms and conditions stated herein. As an employee of Triangle, Employee will (i) serve as a ________________ Vice President of Triangle, (ii) provide such assistance to Triangle as it may reasonably request from time to time regarding matters involving the former customers and employees of the Bank, loan quality control and review, product conversion and other tasks relating to the former operations of the Bank, (iii) promote the business of Triangle, and advise Triangle on business development activities in the Bank's former market area, and (iv) have such other duties and responsibilities, and render to Triangle such other management services, as are customary for persons in Employee's position with Triangle or as shall otherwise be reasonably assigned to him from time to time by Triangle.

     Employee  shall   faithfully  and  diligently   discharge  his  duties  and
responsibilities under this Agreement and shall use his best efforts to implement the policies established by Triangle.

     Employee hereby agrees to devote such number of hours of his working time and endeavors to the employment granted hereunder as Employee and Triangle shall deem to be necessary to discharge his duties hereunder, and, for so long as employment hereunder shall exist, Employee shall not engage in any other occupation which requires a significant amount of Employee's personal attention during Triangle's regular business hours or which otherwise interferes with Employee's attention to or performance of his duties and responsibilities as an employee of Triangle hereunder except with the prior written consent of Triangle. However, subject to Paragraph 5(a) below, nothing herein contained shall restrict or prevent Employee from personally, and for Employee's own account, trading in stocks, bonds, securities, real estate or other forms of investment for Employee's own benefit so long as said activities do not interfere with Employee's attention to or performance of his duties and responsibilities as an employee of Triangle hereunder.

     2. Compensation. For all services rendered by Employee to Triangle under this Agreement, Triangle shall pay Employee a base salary at a rate of ______________________ Thousand and No/100 Dollars ($_____________) per annum.
Salary paid under this Agreement shall be payable in cash not less frequently than monthly. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.

     3. Participation in Retirement and Employee Benefit Plans; Fringe Benefits. Subject to the terms and conditions of this Agreement and of that certain Agreement and Plan of Reorganization and Merger dated March __, 1998 among the Bank, Triangle Bancorp, Inc. and Triangle, Employee shall be entitled to participate in any and all employee benefit programs and compensation plans from time to time maintained by Triangle and available to all employees of Triangle, all in accordance with the terms and conditions (including eligibility requirements) of such programs and plans of Triangle, resolutions of Triangle's Board of Directors or its Compensation Committee or Executive Committee establishing such programs and plans, and Triangle's normal practices and established policies regarding such programs and plans. Employee shall be entitled to paid vacation leave in accordance with the policy of Triangle for similarly positioned employees now or hereafter in effect. During the term hereof, Employee also shall be entitled to participate in Triangle's Management Incentive Compensation Plan which provides for an annual incentive opportunity of ___% of base salary.

     In addition to the other compensation and benefits described in this Agreement, Triangle shall promptly reimburse Employee for all reasonable expenses incurred by him in the performance of his duties under this Agreement and documented to the reasonable satisfaction of Triangle or appropriate officers of Triangle pursuant to established procedures.

     4. Term. Unless extended or sooner terminated as provided in this Agreement and subject to the right of either Employee or Triangle to terminate Employee's employment at any time as provided herein, the term of this Agreement and Employee's employment with Triangle hereunder shall be for a period commencing on the date hereof and continuing for a period of two (2) years.

     5. Noncompetition; Confidentiality. Employee hereby acknowledges and agrees that (i) the Bank has made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and that, by virtue of Triangle's acquisition of the Bank, Triangle has a valuable economic interest in its and the Bank's business in the Relevant Market which it is entitled to protect; (ii) in the course of his service as an officer of the Bank and Triangle, he has gained and will gain substantial knowledge of and familiarity with the Bank's and Triangle's customers and their dealings with them, and other information concerning the Bank's and Triangle's business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (iii) in order to protect Triangle's interest in and to assure it the benefit of its succession to the Bank's business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against Triangle and on his disclosure of information about Triangle's and the Bank's business and customers. For that purpose, and in consideration of Triangle's agreements contained herein, Employee covenants and agrees as provided below.

     (a) Covenant Not to Compete. During any period during which Employee is receiving any compensation from Triangle, whether pursuant to this Agreement or any other agreement, plan or other arrangement, and for a period of one (1) year after the termination of this Agreement by Employee for any reason, Employee will not "Compete" (as defined below), directly or indirectly, with Triangle in the geographic area consisting of (i) ________ County, North Carolina, and (ii) any county (whether in North Carolina or another state) contiguous to ______________ County, North Carolina (the "Relevant Market").

     Employee acknowledges and agrees that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Triangle's economic interest.

     For the purposes of this Paragraph 5(a), the following terms shall have the meanings set forth below:

     Compete. The term "Compete" means: (i) soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) inducing or attempting to induce any Person who was a Customer of the Bank on the date of its acquisition by Triangle, or who was a Customer of Triangle on the date of termination of this Agreement or Employee's employment with Triangle, to change such Customer's depository, loan and/or other banking or financial relationship from the Bank or Triangle to another Financial Institution; (iv) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, business or operation of any office of such Financial Institution located in the Relevant Market; or (v) communicating to any Financial

Institution the names or addresses or any financial information concerning any Person who was a Customer of the Bank at the date of its merger with Triangle, or who was a Customer of Triangle at the date of the termination of this Agreement or Employee's employment with Triangle for any reason except as required by law or any regulatory agency or in the performance of his duties or responsibilities of employment.

     Customer. The term "Customer" means any Person with whom, as of the effective date of termination of this Agreement or Employee's employment with Triangle for any reason, Triangle has or has had a depository, loan and/or other banking or financial relationship.

     Financial Institution. The term "Financial Institution" means any federal or state chartered bank, savings bank, savings and loan association, credit union, or financial services entity or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type, receiving deposits, or providing financial or investment advice or services, other than Triangle.

     Person. The term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

     b. Confidentiality Covenant Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to Bank or Triangle and their respective banking businesses, regulatory examinations, financial results and condition, lending and deposit and other financial services operations, customers (including lists of Bank's customers and information regarding their accounts and business dealings with Bank), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to Triangle and are valuable, special and unique assets of Triangle's business to which Employee has had access as an officer of the Bank and will have access during his employment with Triangle. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of Triangle, and (ii) at all times during the term of his employment with Triangle and following the termination of this Agreement or his employment with Triangle for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of Triangle or otherwise pursuant to the direct, written authorization of Triangle, Employee will not: divulge any such Confidential
Information to any other Person or Financial Institution; remove any such Confidential Information in written or other recorded form from Triangle's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person or Financial Institution other than Triangle. However, following the termination of this Agreement or Employee's employment with Triangle, this subparagraph (b) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without Triangle's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

     c. Remedies for Breach. Employee understands and agrees that a breach or violation by him of the covenants contained in Paragraphs 5(a) and 5(b) of this Agreement will be deemed a material breach of this Agreement and will cause irreparable injury to Triangle, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Employee's actual or threatened breach or violation of the covenants contained in either such Paragraph, Triangle shall be entitled to bring a civil action seeking an injunction restraining Employee from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if Triangle institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that Triangle has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Triangle of any such right, remedy, power or privilege shall not preclude Triangle or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of Triangle.

     Notwithstanding anything contained herein to the contrary, Employee agrees that the provisions of Paragraph 5(b) above and the remedies provided in this Paragraph 5(c) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of Triangle under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

     (d)  Survival  of  Covenants.   Employee's  covenants  and  agreements  and
Triangle's rights and remedies provided for in this Paragraph 5 shall survive any termination of this Agreement or Employee's employment with Triangle.

     6. Standards. Employee, in the execution of his duties under this Agreement, shall at all times and in all respects comply with the Triangle Bank Code of Ethics (the "Code of Ethics"), as the same is in effect as of the date hereof and as shall be amended or supplemented subsequent hereto), and with all applicable statutes, rules, regulations, administrative orders, statements of policy and other pronouncements or standards promulgated thereunder.

     7. Termination and Termination Pay. (a) Employee's employment under this Agreement may be terminated at any time by Employee upon sixty (60) days' written notice to Triangle. Upon such termination, Employee shall be entitled to receive compensation through the effective date of such termination; provided, however, that Triangle, in its sole discretion, may elect for Employee not to serve out part or all of said notice period.

     (b) Employee's employment under this Agreement shall be terminated upon the death of Employee during the term of this Agreement. Employee's estate shall be entitled to receive any compensation that Employee shall have earned prior to the date of his death but which remains unpaid.

     (c) In the event Employee becomes disabled during the term of his employment hereunder and it is determined by Triangle's Chief Executive Officer that Employee is permanently unable to perform his duties under this Agreement, Employee shall be entitled to receive compensation under this Agreement through the date of such disabling event and thereafter shall be entitled to disability benefits under any disability income plan of Triangle which is applicable to Employee.

     (d) Triangle, pursuant to action of its Chief Executive Officer or his delegatee, may terminate Employee's employment at any time for any reason with or without "Cause" (as defined below), but any termination by Triangle other than termination for "Cause" (as defined below) shall not prejudice Employee's right to compensation or other benefits under this Agreement for its remaining term. Following any termination of Employee's employment by Triangle for "Cause", Employee shall have no further rights under this Agreement (including any right to receive compensation or other benefits for any period after such termination).

     For purposes of this Paragraph 7(d), Triangle shall have "Cause" to terminate Employee's employment upon:

          (i) A determination by Triangle's Chief Executive Officer or his delegatee, in good faith, that Employee (A) has breached in any material respect any of the terms or conditions of this Agreement or of the Code of Ethics, or (B) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of Triangle or which has had or likely will have a material adverse effect on Triangle's business or reputation. Prior to any termination by Triangle of Employee's employment for a breach, failure to perform or conduct described in this subparagraph
     (i), Triangle shall give Employee written notice which describes such breach, failure to perform or conduct and if during a period of five (5) days following such notice Employee cures or corrects the same to the reasonable satisfaction of Triangle's Chief Executive Officer or his delegatee, then this Agreement shall remain in full force and effect. However, notwithstanding the above, if Triangle has given written notice to Employee on a previous occasion of the same or a substantially similar breach, failure to perform or conduct, or of a breach, failure to perform or conduct which Triangle's Chief Executive Officer or his delegatee determines in good faith to be of substantially similar import, or if Triangle's Chief Executive Officer or his delegatee determines in good faith that the then current breach, failure to perform or conduct is not reasonably curable, then termination under this subparagraph (i) shall be effective immediately and Employee shall have no right to cure such breach, failure to perform or conduct.

          (ii) The violation by Employee of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over Triangle or any of its affiliates or subsidiaries (a "Regulatory Authority", including without limitation the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, the Federal Reserve Board or any other banking regulator), which results from Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to Triangle or any of its affiliates or subsidiaries or to Triangle's reputation;

          (iii) The commission in the course of Employee's employment with Triangle of an act of fraud, embezzlement, theft or proven personal
     dishonesty   (whether  or  not   resulting  in  criminal   prosecution   or
     conviction);

          (iv) The conviction of Employee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, Triangle or its bank holding company; (v) Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of Triangle's affairs (or if proceedings for that purpose are commenced) by, any Regulatory Authority; and,

          (vi) The occurrence of any event believed by Triangle's Chief Executive Officer or his delegatee, in good faith, to have resulted in Employee being excluded from coverage, or having coverage limited as to Employee as compared to other covered officers or employees, under Triangle's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees.

     8. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that Triangle (or its successors in interest) shall not be required to make any payment or take any action under this Agreement if (a) Triangle is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, or if (b) in the reasonable opinion of counsel to Triangle such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to Triangle, including without limitation the Federal Deposit Insurance Act and Chapter 53 of the North Carolina General Statutes as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

     9. Successors and Assigns.

     (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Triangle which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of Triangle's Chief Executive Officer or his delegatee.

     (b) Triangle is contracting for the unique and personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Triangle's Chief Executive Officer or his delegatee.

     10. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided

     11. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

     12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     13. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

                                            TRIANGLE BANK



                                            By: ________________________________
                                                 Michael S. Patterson, President
ATTEST:


___________________________
Susan C. Gilbert, Secretary


[Corporate Seal]


                                            EMPLOYEE


                                            ______________________(SEAL)

                                   SCHEDULE E
               to Agreement and Plan of Reorganization and Merger
                               dated March 4, 1998

            Form of Legal Opinion of Counsel for the Holding Company


                              _______________, 1998




United Federal Savings Bank
116 South Franklin Street
Rocky Mount, NC  27801

Gentlemen:

     I am General Counsel of Triangle Bancorp, Inc. (the "Holding Company") and, in such capacity, I have reviewed that certain Agreement and Plan of Reorganization and Merger dated March 4, 1998, by and among United Federal
Savings Bank ("United Federal"), Triangle Bank ("Triangle") and the Holding Company (the "Agreement", including the Plan of Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, United Federal is proposed to be merged into and with Triangle (the "Merger") and the outstanding shares of United Federal's common stock will be converted into shares of the Holding Company's common stock. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

As General Counsel of the Holding Company, I have examined originals or copies of its Articles of Incorporation, Bylaws and corporate minute books, the
Agreement, the Registration Statement (No. 333-___) on Form S-4 (the "Registration Statement") filed by the Holding Company with the Securities and Exchange Commission (the "Commission") and containing the Proxy Statement/Prospectus, dated , 1998 (the "Proxy Statement"), certificates and written statements of officers and agents of the Holding Company, certificates of public officials, and such other documents and records of the Holding Company as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

In giving certain of the opinions set forth below, I have relied solely upon certifications and letters provided to me by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, I have relied solely upon (i) certificates and statements of officers, employees and accountants of the Holding Company, (ii) the representations and warranties of the Holding Company and Triangle set forth in the Agreement, and (iii) Certificates of Existence dated _____, 1998 as to the Holding Company and Triangle issued by the North

Carolina Secretary of State, and a Certificate of Good Standing dated _____, 1998 as to Triangle issued by the North Carolina Banking Commissioner. Except as expressly stated herein, I have not independently verified any factual matters in connection with the giving of the opinions set forth below.

Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that, except as described in the Registration Statement or the Agreement or as Previously Disclosed by the Holding Company to United Federal:

     1. The Holding Company and Triangle each (i) is duly incorporated and validly existing under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on the Holding Company, and (iv) to my Actual Knowledge, is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on the Holding Company.

     2. The Holding Company's authorized capital stock consists of 20,000,000 shares of Triangle Stock. The Holding Company's Board of Directors has reserved and authorized the issuance of the shares of Triangle Stock into which the outstanding shares of United Federal Stock will be converted in connection with the Merger and which may be purchased upon the exercise of outstanding options which are converted into rights to purchase Triangle Stock as provided in the Agreement, and such shares, when issued as described in the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3. (i) The Holding Company and Triangle each has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings required to be taken to authorize the Holding Company and Triangle to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly taken, and (iii) the Agreement constitutes the valid and binding agreement of the Holding Company and Triangle enforceable in accordance with its terms.

     4. Except where the same would not have a Material Adverse Effect on the Holding Company, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by the Holding Company or Triangle with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's or Triangle's Articles of Incorporation or Bylaws, or, to my Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company or its subsidiaries is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to my Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to my Actual Knowledge, result in the acceleration of any obligation or indebtedness of the Holding Company.

     5. No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's or Triangle's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for required approvals of governmental or regulatory authorities ("Regulatory Approvals").

     6. All Regulatory Approvals required to be obtained by the Holding Company for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on the Holding Company or Triangle in connection with such Regulatory Approvals that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to my Actual Knowledge, all such regulatory approvals are in full force and effect; and no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by the Holding Company or Triangle for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger);

     7. (i) To my Actual Knowledge, except as set forth in the disclosure letter dated March 4, 1998 from the Holding Company to United Federal, there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to my Actual Knowledge, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or any of its properties or assets which, if determined adversely, could result in liability on the part of the Holding Company for, or subject it to, monetary damages, fines, penalties, or an injunction, and which could have a Material Adverse Effect on the Holding Company or on the ability of the Holding Company and Triangle to consummate the Merger; and

          (ii) To my Actual Knowledge, neither the Holding Company nor any of its subsidiaries is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FRB, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or any of its subsidiaries which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or any of its subsidiaries; and, to my Actual Knowledge, neither the Holding Company nor any of its subsidiaries has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     8. When Articles of Merger have been duly executed by Triangle and have been filed with the Secretary of State of North Carolina in accordance with law, the Merger will become effective at the time of such filing or, if later, at the time specified in such Articles of Merger.

     Additionally, I have reviewed the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of the Holding Company) nothing has come to my attention which would lead me to believe that the Registration Statement at the time it became effective, or the Proxy Statement at the time it was distributed to United Federal's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that I make no statement regarding any information included in the Registration Statement regarding United Federal or regarding any of the Holding Company's financial statements or other financial, accounting or statistical data).

In giving the opinions set forth above, I have assumed, without independent verification, that:

     A. United Federal is duly organized, validly existing and in good standing as a savings bank under the laws of the United States and all other applicable laws to which it is subject. United Federal has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by United Federal in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against United Federal;

     B. Other than persons executing documents on behalf of the Holding Company, or Triangle the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

     C. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

     D. All documents submitted to me as originals are authentic, and all documents submitted to me as certified or photostatic copies conform to the original documents, which are themselves authentic;

     E. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

     F. United Federal has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over United Federal, the Holding Company and Triangle, and the transactions described in the Agreement.

     G. All certificates of public officials have been properly given and are accurate and complete; and

     H. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

     In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

     a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

     b. My opinion in paragraph 1 regarding the good standing of the Holding Company and Triangle is based solely on our examination of a Certificate of Existence dated ______________, 1998, issued by the North Carolina Secretary of State for each of the Holding Company and Triangle, and on a Certificate of Good Standing dated ______, 1998 issued by the North Carolina Commissioner of Banks for Triangle.

     c. As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contain in such paragraph, I have relied with your consent exclusively on certificates of officers of the Holding Company and Triangle, certificates of others as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and I have not conducted any independent investigation in this regard), and that I have no actual conscious awareness of any information to the contrary.

     d. My opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

     e. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable  remedies,  (C) general  principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation

     f. I express no opinion with respect to compliance by the Holding Company or any of its subsidiaries with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

     g. These opinions are delivered to you pursuant to Section 7.02.d. of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on my opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without my prior written consent.

     h. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and I undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                                     Yours truly,

                                   SCHEDULE F
               to Agreement and Plan of Reorganization and Merger
                               dated March 4, 1998

                   Form of Legal Opinion of Counsel for United

                               ____________, 1998


Triangle Bancorp Inc.
4300 Glenwood Avenue
Raleigh, North Carolina 27612

Gentlemen:

     We have acted as special counsel to United Federal Savings Bank ("United Federal"), a federally chartered savings bank, in connection with the transactions described in that certain Agreement and Plan of Reorganization and Merger dated March 4, 1998, by and among United Federal, Triangle Bank and Triangle Bancorp, Inc. (the "Holding Company") (the "Agreement", including the Plan of Merger referenced therein). Pursuant to and in accordance with the terms and conditions of the Agreement, United Federal is proposed to be merged into and with Triangle Bank (the "Merger") and the outstanding shares of United Federal's common stock will be converted into shares of the Holding Company's common stock. This letter is delivered in connection with the consummation and closing of the Merger and other transactions described in the Agreement (the "Closing"). Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

     As counsel to United Federal, we have examined originals or copies of each of its Charter, Bylaws and certain corporate minute books, the Agreement, the Registration Statement (No. 333- ) on Form S-4 (the "Registration Statement") filed by the Holding Company with the Securities and Exchange Commission (the "Commission") and containing the Proxy Statement/Prospectus, dated , 1998 (the "Proxy Statement"), certificates and written statements of officers and agents of United Federal, certificates of public officials, and such other documents and records of United Federal as we have deemed necessary for the purpose of giving the opinions hereinafter expressed.

In giving certain of the opinions set forth below, we have relied solely upon certifications and letters provided to us by public officials. As to matters of fact set forth below, and matters of fact which form the basis for any opinion set forth below, we have relied solely upon (i) certificates and statements of officers, employees and accountants of United Federal, and (ii) the representations and warranties of United Federal set forth in the Agreement. We have not independently verified any factual matters in connection with the giving of the opinions set forth below.

     Subject to the qualifications and limitations set forth herein, and except as set forth in the Registration Statement or the Agreement or as Previously Disclosed by United Federal to the Holding Company in connection therewith, we are of the opinion that:

     1. United Federal (i) is validly existing as a federally-chartered savings bank under the laws of the United States; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as disclosed in the Proxy Statement/Prospectus; (iii) is duly qualified to do business in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on United Federal; and (iv) to our Actual Knowledge, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on United Federal.

     2. United Federal's authorized capital stock consists of 10,000,000 shares of common stock, $0.01 par value per share ("United Federal Stock").

     Each outstanding share of United Federal Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, and
(ii) has not been issued in violation of the preemptive rights of any shareholder. Each share of United Federal Stock has been issued pursuant to an effective registration statement or in compliance with the requirements of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act"). Holders of United Federal Stock do not have any rights of dissent.

     3. (i) United Federal has the corporate power and authority to execute and deliver the Agreement and to perform its obligations and agreements and carry out the transactions described therein, (ii) all corporate proceedings and approvals required to authorize United Federal to enter into the Agreement and to perform its obligations and agreements and carry out the transactions described therein have been duly and properly completed or obtained, and (iii) the Agreement constitutes the valid and binding agreement of United Federal, enforceable in accordance with its terms.

     4. Except where the same would not have a Material Adverse Effect on United Federal, neither the execution and delivery of the Agreement, nor the consummation of the transactions described therein, nor compliance by United Federal with any of its obligations or agreements contained therein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, United Federal's Charter or Bylaws, or, to our Actual Knowledge, any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which United Federal is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) to our Actual Knowledge, result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of United Federal's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; or (iv) to our Actual Knowledge, result in the acceleration of any obligation or indebtedness of United Federal.

     5. No consents, approvals or waivers are required to be obtained from any person or entity in connection with United Federal's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein.

     6. All approvals of governmental or regulatory authorities ("Regulatory Approvals") required to be obtained by United Federal for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on United Federal in connection with such Regulatory Approvals that are required to be satisfied prior to consummation of such transactions have been satisfied or waived.

     7. (i) To our Actual Knowledge, except as set forth in the disclosure letter dated March 4, 1998 from United Federal to the Holding Company, there are no actions, suits, arbitrations, controversies or other proceedings or investigations (or any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or threatened, contemplated or probable of assertion, against, relating to or otherwise affecting United Federal or any of its properties or assets which, if determined adversely, could result in liability on the part of United Federal for, or subject it to, monetary damages, fines, penalties, or an injunction, and which could have a Material Adverse Effect on United Federal or on the ability of United Federal to consummate the Merger; and

          (ii) To our Actual Knowledge, United Federal is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the OTS or the FDIC) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against United Federal which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of United Federal; and, to our Actual Knowledge, United Federal has not been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     Additionally, we have reviewed the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and in certain circumstances relying as to materiality on the opinions of officers and representatives of United Federal) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy

Statement at the time it was distributed to United Federal's shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading regarding United Federal (except that we make no statement regarding any information included in the Registration Statement regarding the Holding Company or Triangle Bank or regarding any of United Federal's financial statements or other financial, accounting or statistical data).

         In giving the opinions set forth above, we have assumed, without independent verification, that the following is true:

     a. The Holding Company and Triangle Bank each is duly organized, validly existing and in good standing as a corporation under the laws of North Carolina and all other applicable laws to which they are subject. The Holding Company and Triangle Bank each have the full power and authority to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by the Holding Company and Triangle Bank in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against the Holding Company and Triangle Bank;

     b. Other than persons executing documents on behalf of United Federal, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

     c. All natural persons executing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

     d. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

     e. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

     f. The Holding Company and Triangle Bank have complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over the Holding Company, Triangle Bank and the transactions described in the Agreement;

     g. All certificates of public officials have been properly given and are accurate and complete; and

     h. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with any requirement of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

     a. The opinions expressed herein are limited to matters of the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or to the effect of any such laws on the matters dealt with herein.

     b. Our opinion in paragraph 1 regarding the good standing of United Federal is based solely on an examination of a Certificate of Existence dated _______, 1998, issued by the OTS for United Federal.

     c. As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contained in such paragraph, we have relied with your consent exclusively on certificates of officers of
          United Federal as to the existence or non-existence of the circumstances upon which this opinion is predicated, or various representations and warranties contained in the Agreement (and we have not conducted any independent investigation in this regard), and that the primary lawyer group from this firm working on the transaction has no actual conscious awareness of any information to the contrary.

     d. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

     e. The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally or the rights of creditors of a savings bank the deposits of which are insured by the FDIC, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies (including the enforceability of indemnification provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws and regulations and the application of principles of public policy underlying such laws and regulation.

     f. We express no opinion with respect to compliance by United Federal with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the protection of the environment, or with respect to any Environmental Law.

     g. These opinions are delivered to you pursuant to Section 7.03.f. of the Agreement and in connection with consummation of the transactions described therein and are solely for your benefit. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent.

     h. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

                                                              Yours truly,



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